UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by the Party other than the Registrant  ☒
Check the appropriate box:
☐
Preliminary Proxy Statement.

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

WARNER BROS. DISCOVERY, INC.

(Name of Registrant as Specified In Its Charter)
PARAMOUNT SKYDANCE CORPORATION
PRINCE SUB INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
☐   Fee paid previously with preliminary materials.
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIAL MEETING OF STOCKHOLDERS
OF
WARNER BROS. DISCOVERY, INC.
TO BE HELD ON MARCH 20, 2026
PROXY STATEMENT
OF
PARAMOUNT SKYDANCE CORPORATION
PRINCE SUB INC.
SOLICITATION OF PROXIES IN OPPOSITION TO
THE PROPOSED ACQUISITION OF WARNER BROS. DISCOVERY, INC.
BY NETFLIX, INC.
This Proxy Statement (this “Proxy Statement”) and the enclosed BLUE proxy card are furnished by Paramount Skydance Corporation, a Delaware corporation (“Paramount”, “we”, “our” or “us”), and Prince Sub Inc., a Delaware corporation and wholly-owned subsidiary of Paramount (“Prince Sub”), in connection with our solicitation of proxies to be used at the special meeting (the “Special Meeting”) of stockholders of Warner Bros. Discovery, Inc., a Delaware corporation (“Warner Bros.”), to be held on March 20, 2026, at 8:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/WBD2026SM, and at any adjournments or postponements thereof.
This Proxy Statement and the enclosed BLUE proxy card are first being mailed to Warner Bros. stockholders on or about February 17, 2026.
This solicitation is being made by Paramount and not by or on behalf of the board of directors of Warner Bros. (the “Warner Bros. Board”).
Paramount is soliciting proxies from stockholders of Warner Bros. to vote:
1.
“AGAINST” a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2026, as it may be amended from time to time (the “Netflix Merger Agreement”), by and among Warner Bros., Netflix, Inc., a Delaware corporation (“Netflix”), Nightingale Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Netflix (“Nightingale Merger Sub”), and New Topco 25, Inc., a Delaware corporation and a wholly owned subsidiary of Warner Bros. (“Newco”), pursuant to which, among other things, at the effective time of the Proposed Netflix Merger (the “Effective Time”), Nightingale Merger Sub will merge with and into Newco, with Newco surviving as a wholly owned subsidiary of Netflix (the “Proposed Netflix Merger” and such proposal, the “Netflix Merger Proposal”);

2.
“AGAINST” a proposal to approve the conversion of Old Warner Bros. (as defined below) from a Delaware corporation into a Delaware limited liability company (the “Old Warner Bros. Conversion”) following the completion of the merger of a newly formed Delaware corporation and wholly owned subsidiary of Newco with and into Warner Bros. (the surviving entity in such merger, “Old Warner Bros.”, and such merger, the “Holdco Merger”) in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”) and pursuant to an agreement and plan of merger and prior to the completion of the Warner Bros. Separation (as defined below), including the adoption of the Warner Bros. resolutions approving the Old Warner Bros. Conversion (the “Warner Bros. Conversion Resolutions”) and the approval of the Limited Liability Company Agreement for Old Warner Bros. following the Old Warner Bros. Conversion (the “Limited Liability Company Agreement” and such proposal, the “Conversion Proposal”); and

3.
“AGAINST” a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Warner Bros.’ named executive officers that is based on or otherwise relates to the Proposed Netflix Merger (the “Compensation Proposal”) (each of (1), (2) and (3), a “Special Meeting Proposal” and collectively, the “Special Meeting Proposals”).

The Netflix Merger Agreement contemplates, among other things, that following an internal reorganization and the separation of Global Linear Networks from Streaming and Studios (the “Warner

Bros. Separation”), Netflix and Warner Bros. will effect the Proposed Netflix Merger that will result in each share of Warner Bros. common stock (a “Share”) that you own (except for any Share for which you properly exercise your appraisal rights in accordance with Delaware law) converting at the Effective Time into the right to receive an amount of cash equal to:
(x)   $27.75, without interest, less
(y)   the amount per share by which the net debt allocated to the Global Linear Networks business in Warner Bros.’ sole discretion is below an amount specified (the “Specified Amount”) in the agreement governing the Warner Bros. Separation (the “Net Debt Adjustment”) less
(z)   any required withholding taxes.
What this complicated formula means, which Warner Bros. acknowledges in the Warner Bros. Proxy Statement, is that the Net Debt Adjustment creates a bracket around the consideration you may receive which is $27.75 at the high end and $21.23 at the low end (before the reduction for withholding taxes).
Warner Bros. says the Specified Amount is set at $17.0 billion as of June 30, 2026 with decreases over time to $16.1 billion as of December 31, 2026. Warner Bros. says that this is the period during which the separation and distribution is expected to be completed.
In other words, Warner Bros. will have to decide how much debt its declining Global Linear Networks business can support at the time of the Warner Bros. Separation (because it cannot saddle the creditors of Global Linear Networks with an insolvent company at the time of the Warner Bros. Separation). Warner Bros. will make that decision after you have voted. And the time period for that decision will, according to Warner Bros., be months from now in whatever the market environment is at that time. What could go wrong?
In its “risk factors” Warner Bros. states clearly “WBD stockholders will not know or be able to determine the specific Merger Consideration that will be paid to WBD stockholders upon consummation of the Merger.” It also states “[i]f there is a reduction in the Specified Amount such that the Net Debt Adjustment Amount will be applied to the Merger Consideration, WBD stockholders will not receive the portion of the Merger Consideration that is eliminated thereby.”
Warner Bros. is asking you to approve selling your Shares in the Proposed Netflix Transaction without knowing exactly what you will receive. It could be as little as $21.23 per Share (if Warner Bros. decides in its sole discretion to allocate no debt to Global Linear Networks) and as much as $27.75 per Share (if Warner Bros. decides in its sole discretion to allocate the full Specified Amount of debt to Global Linear Networks).
The Warner Bros. Board claims that the Net Debt Adjustment is not expected to reduce “the total value received by Warner Bros. stockholders,” because it presumably thinks that equity value shown on a balance sheet for Global Linear Networks will translate into the same market value for a share of Global Linear Networks, and that you are agnostic between receiving actual cash versus paper in Global Linear Networks. Yet, according to the Warner Bros. Proxy Statement, the Warner Bros. Board did not even receive an opinion as to the Net Debt Adjustment from Allen & Company LLC (“Allen & Company”) or J.P. Morgan Securities LLC (“J.P. Morgan”), its own financial advisors. In fact, the Warner Bros. Board received, and considered, only the financial analyses of Allen & Company and J.P. Morgan with respect to the $27.75 maximum cash consideration and not the lower amounts that Warner Bros. stockholders could receive as a result of the Net Debt Adjustment.
Allen & Company and J.P. Morgan also provided various financial analyses to the Warner Bros. Board valuing the to-be-issued Global Linear Networks equity, and among those financial analyses, the discounted cash flow analysis revealed a value as low as $0.72 per share.
Also note that according to Warner Bros., you will be taxed on the distribution of shares of Global Linear Networks in the Warner Bros. Separation.
We believe Paramount’s Offer of $30.00 per share in cash is superior to the complex and currently unknowable value you will receive in the Proposed Netflix Transaction. That is why we are asking for your support for our transaction between Paramount and Warner Bros. by voting AGAINST the Special Meeting Proposals.
The Netflix Merger Agreement and the transactions contemplated therein, including the Proposed Netflix Merger and the Warner Bros. Separation (collectively, the “Proposed Netflix Transaction”), as well as the Special Meeting Proposals, are described in more detail in the proxy statement filed by Warner Bros.

with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2026 (as may be amended from time to time thereafter, the “Warner Bros. Proxy Statement”). According to the Warner Bros. Proxy Statement, Warner Bros. has set 5:00 p.m. Eastern Time on February 4, 2026 as the record date for determining those Warner Bros. stockholders who will be entitled to vote at the Special Meeting (the “Record Date”). The principal executive offices of Warner Bros. are located at 230 Park Avenue South, New York, New York 10003.
On December 8, 2025, Paramount commenced a tender offer for all of the outstanding Shares pursuant to which Warner Bros. stockholders will receive $30.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, in exchange for each Share they own. Our tender offer is being made pursuant to the Offer to Purchase, dated December 8, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”, and together with the Offer to Purchase, the “Offer”), which were included as exhibits to the Tender Offer Statement on Schedule TO filed by Paramount and Prince Sub with the SEC on December 8, 2025 (as it may be amended or supplemented from time to time, the “Schedule TO”). We amended our Offer on December 22 to add certain enhancements in response to issues raised by Warner Bros. We further amended our Offer on February 10, 2026 to add certain enhancements in response to issues raised by Warner Bros., including an increase to the offer price after December 31, 2026 by an amount in cash equal to $0.25 per 90 calendar day period. The Offer made on December 8, 2025 is herein referred to as the “December 8 Offer”, the Offer, as amended by Amendment No. 7 to the Schedule TO, is herein referred to as the “December 22 Offer” and the Offer, as amended by Amendment No. 19 to the Schedule TO, is herein referred to as the “February 10 Offer”.
We believe our Offer provides more value to you than the Proposed Netflix Transaction. We also believe our Offer provides greater certainty of closing because our regulatory path is clearer and we have made stronger commitments to do what is necessary to achieve regulatory clearance than Netflix has as described herein.
The Offer to Purchase describes the Offer more particularly, including conditions of the Offer. See Section 1 — “Terms of the Offer” and Section 14 — “Conditions of the Offer” of the Offer to Purchase. The expiration date of the Offer is March 2, 2026, unless extended.
WE ARE DISTRIBUTING THIS PROXY STATEMENT IN ORDER TO URGE WARNER BROS. STOCKHOLDERS TO VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS. WE BELIEVE THAT OUR OFFER IS SUPERIOR TO THE PROPOSED NETFLIX TRANSACTION BECAUSE OUR OFFER PROVIDES MORE VALUE TO WARNER BROS. STOCKHOLDERS AND IS MORE LIKELY TO BE CONSUMMATED.
IF THE PROPOSED NETFLIX TRANSACTION IS APPROVED, YOU WILL LOSE THE OPPORTUNITY TO CONSIDER OUR OFFER BECAUSE WARNER BROS. WILL BE LOCKED IN TO THE TRANSACTION WITH NETFLIX.
IF YOU WANT TO PRESERVE YOUR OPPORTUNITY TO ACCEPT OUR SUPERIOR OFFER, VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY OR VOTING BY INTERNET OR TELEPHONE.
PARAMOUNT IS FULLY COMMITTED TO OUR OFFER AND IF WARNER BROS. STOCKHOLDERS VOTE “AGAINST” THE NETFLIX MERGER PROPOSAL AND THE OTHER SPECIAL MEETING PROPOSALS, PARAMOUNT STANDS READY TO IMMEDIATELY ENTER INTO A MERGER AGREEMENT WITH WARNER BROS. IN THE FORM INCLUDED IN OUR OFFER SO THAT YOU WILL HAVE THE BENEFIT OF OUR SUPERIOR TRANSACTION.
EVEN IF YOU HAVE ALREADY SENT A PROXY CARD TO WARNER BROS., YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE PRIOR TO THE SPECIAL MEETING. ONLY YOUR LATEST-DATED PROXY COUNTS. WE URGE YOU TO PROMPTLY VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS, BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD OR VOTING BY INTERNET OR TELEPHONE. You may mail the proxy card in the postage-paid envelope provided; no postage is necessary if your proxy card is mailed in the United States.
IF YOUR SHARES ARE HELD THROUGH A BROKER, A BANK OR OTHER NOMINEES IN “STREET NAME,” DELIVER THE ENCLOSED BLUE VOTING INSTRUCTION FORM IN THE

ENVELOPE PROVIDED OR CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO VOTE ON YOUR BEHALF AND TO ENSURE THAT A BLUE PROXY CARD IS SUBMITTED ON YOUR BEHALF. IF YOUR BROKER OR BANK OR CONTACT PERSON RESPONSIBLE FOR YOUR ACCOUNT PROVIDES FOR VOTING INSTRUCTIONS TO BE DELIVERED TO THEM BY INTERNET OR TELEPHONE, INSTRUCTIONS TO DO SO WILL BE INCLUDED ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM.
WARNER BROS. STOCKHOLDERS ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER. IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER, YOU MUST VOTE “AGAINST” THE NETFLIX MERGER PROPOSAL AT THE SPECIAL MEETING. WE URGE ALL WARNER BROS. STOCKHOLDERS TO EXERCISE THEIR APPRAISAL RIGHTS, WHICH ENTITLE WARNER BROS. STOCKHOLDERS WHO HAVE PROPERLY EXERCISED THESE RIGHTS TO THE FAIR VALUE OF THEIR SHARES. IF THE WARNER BROS. BOARD CONTINUES TO REFUSE TO NEGOTIATE WITH US, THE NETFLIX MERGER PROPOSAL IS APPROVED AND THE PROPOSED NETFLIX MERGER IS CONSUMMATED, APPRAISAL IS THE ONLY WAY TO CAPTURE THE VALUE INCLUDED IN OUR OFFER. THE PROCEDURES FOR PROPERLY EXERCISING APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER ARE SET FORTH IN THE WARNER BROS. PROXY STATEMENT. PLEASE CONSULT YOUR LEGAL ADVISOR BEFORE EXERCISING APPRAISAL RIGHTS.
If you have any questions or require any assistance in voting your Shares, please contact:
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 343-2621
E-mail: info@okapipartners.com

i

REASONS TO VOTE “AGAINST” THE SPECIAL MEETING PROPOSALS
1.   Why should I vote against the Netflix Merger Proposal?
The Proposed Netflix Transaction is inferior to Paramount’s Offer of $30.00 per share in cash. The Warner Bros. Board has provided an evolving series of more novel excuses and justifications in its decision to continue to reject our Offer. But you have the final decision. Paramount is offering greater value to you for your Shares than the Proposed Netflix Transaction. Paramount is soliciting proxies from Warner Bros. stockholders in opposition to the Proposed Netflix Transaction and specifically “AGAINST” the Netflix Merger Proposal, urging all Warner Bros. stockholders to vote “AGAINST” the Netflix Merger Proposal for the following reasons:
•
A vote “AGAINST” the Netflix Merger Proposal preserves your opportunity to receive the higher and more certain $30.00 per share all-cash consideration rather than the currently, lower unknowable amount of cash you will receive from Netflix plus the uncertain and speculative value of Global Linear Networks.

Stockholders should contrast the certainty of the value of our Offer consideration with the uncertainty of the value of the Proposed Netflix Transaction. Our $30.00 per Share cash Offer is more than the value expected to be derived from the Proposed Netflix Transaction comprised of (a) $27.75 in cash from the Proposed Netflix Merger, without interest, less any required withholding taxes and less the amount of any Net Debt Adjustment, which Net Debt Adjustment, as noted below, could result in the actual amount of cash paid to Warner Bros. stockholders being as little as $21.23, plus (b) the to-be-issued Global Linear Networks equity which Allen & Company and J.P. Morgan have calculated as having a value as low as $0.72 per share based on discounted cash flow analyses. Additionally, the value of our $30.00 per Share cash Offer (before giving effect to any additional increase) represents an 8.1% premium over the maximum $27.75 cash consideration payable pursuant to the Netflix Merger Agreement and a 41.3% premium over the minimum $21.23 cash consideration payable pursuant to the Netflix Merger Agreement.
Using forecasts prepared by Warner Bros. management following the execution of the Agreement and Plan of Merger, dated as of December 4, 2025 (the “Original Netflix Merger Agreement”), by and among Warner Bros., Netflix, Nightingale Merger Sub and Newco, Allen & Company and J.P. Morgan conducted, among other analyses, discounted cash flow analyses — typically considered the gold standard in valuation — that indicated an approximate implied equity value reference range for Global Linear Networks of $0.72 to $1.65. Based on these discounted cash flow analyses, the total value to be derived from the Proposed Netflix Transaction would be $28.47 to $29.40 per Share (before any Net Debt Adjustment), in all events less than Paramount’s $30.00 per Share all-cash Offer. The Warner Bros. Board, however, conveniently chose to disregard the discounted cash flow analyses without providing any explanation. Instead, according to the Warner Bros. Proxy Statement, the Warner Bros. Board relied on three alternative methodologies — the selected public companies analysis on a whole company basis, the selected public companies sum-of-the-part analysis and the selected transaction analysis — each of which conveniently yielded high valuations and generated a value for Global Linear Networks based on extrinsic factors (including, in the case of the selected transactions analysis, the acquisition of Global Linear Networks by a third party at a significant premium), unlike the discounted cash flow analyses that generated a value for Global Linear Networks based on intrinsic factors. Notably, across the analyses that reflect a potential public trading valuation for Global Linear Networks (discounted cash flow analysis and public companies analysis on a whole company or sum-of-the-parts basis), the implied equity value reference range for Global Linear Networks calculated by Warner Bros.’ financial advisors average to $2.19 per share at the midpoint. This implies a total value to be derived from the Proposed Netflix Transaction of $29.94 per share (before any Net Debt Adjustment), less than Paramount’s $30.00 per Share all-cash Offer.
The Warner Bros. Proxy Statement also notes that the Warner Bros. Board had previously received, on December 4, 2025 and in advance of executing the Original Netflix Merger Agreement, materials that referenced an “illustrative” approximate implied equity value reference range for Global Linear Networks of $0.42 to $2.09 per share. This means that when Warner Bros. rushed to sign its agreement with Netflix on December 4, 2025, it did not even have the more detailed evaluation of the stub equity that it later received when it amended its transaction with Netflix. It also means at that rushed decision point on December 4, it had “illustrative” analyses valuing Global Linear Networks at as little as $0.42 per share, implying a total value to Warner Bros. stockholders from a transaction with Netflix at such time of $28.17 per Share (before any Net Debt Adjustment). This is meaningfully less than Paramount’s $30.00 per Share all-cash Offer (which was the same value in the December 4 Improved Proposal (as defined below)).
The Netflix Merger Agreement contemplates a Net Debt Adjustment that would reduce the consideration payable to Warner Bros. stockholders in the Proposed Netflix Transaction based on unilateral action by the Warner Bros. Board. Warner Bros. has now disclosed what the “Specified Amount” of debt is that is supposed to be allocated to the Global Linear Networks business (recall if the actual allocation is lower, you receive less cash from Netflix). That amount of debt per Warner Bros. is $17.0 billion as of June 30, 2026, with decreases over time to $16.1 billion as of December 31, 2026.
Given the significant amount of debt currently contemplated to be allocated to Global Linear Networks, Warner Bros. may choose to allocate more of this debt to the Streaming and Studios business in order to complete the Warner Bros. Separation, triggering a reduction in the consideration payable by Netflix based on the amount of the Net Debt Adjustment, which the Warner Bros. Board will be able to do without any subsequent approval from Warner Bros. stockholders. As a result, Warner Bros. stockholders could end up receiving far less than the headline $27.75 per Share in the Proposed Netflix Merger.
A table is provided below showing Warner Bros.’ calculation as to how the Net Debt Adjustment is expected to affect the consideration to be paid to Warner Bros. stockholders, calculated using a total of 2,612,605,808 Shares, which, according to the Warner Bros. Proxy Statement, represents the number of outstanding Shares on a fully diluted, as converted and as exercised basis based on the closing price for the Shares on January 14, 2026. According to Warner Bros., “each increase or decrease in the Specified Amount of $100 million would result in an inverse change in the Merger Consideration of approximately $0.04 (per share).”
Net Debt Reduction ($bn)	Implied Global Linear Networks Net Debt at 6/30/26E ($bn)	Reduction in Cash Consideration per Share	Resulting Cash Consideration per Share
—	$17.0	—	$27.75
$ 1.0	$16.0	$(0.38)	$27.37
$ 2.0	$15.0	$(0.77)	$26.98
$ 3.0	$14.0	$(1.15)	$26.60
$17.0	$0.0	$(6.52)	$21.23
The performance of the shares of the highly leveraged and declining Global Linear Networks business that are expected to be issued to Warner Bros. stockholders as part of the Proposed Netflix Transaction is subject to risk. The market price of the shares of Global Linear Networks may fluctuate significantly following the completion of the Proposed Netflix Transaction, and you could lose all or a portion of the value of your investment in such shares. In addition, the stock market has experienced significant price and volume fluctuations in recent times that could have a material adverse effect on the market for, or liquidity of, the shares of Global Linear Networks, regardless of its actual operating performance. Further, the results of operations of the standalone Global Linear Networks and the market price of its shares after the completion of the Proposed Netflix Transaction may be affected by factors different from those currently affecting the results of operations of the Global Linear Networks division as a part of Warner Bros. and thereby negatively affect the long-term value of the shares of Global Linear Networks that you receive in the Proposed Netflix Transaction.
As noted in our press release issued on January 8, 2026 (“January 8 Press Release”), the trading performance of Versant, the closest comparable for Global Linear Networks, illustrates a challenged path ahead. Shares of Versant closed at $32.44 per share on January 21, 2026, implying an enterprise value to one-year forward EBITDA multiple of 3.6x to 3.9x based on Versant management’s guidance of $1,850 million – $2,000 million of 2026E EBITDA. In contrast, Warner Bros.’ advisors selected a valuation range of 4.5x to 5.5x 2026E EBITDA for Global Linear Networks in their public comparables valuation analysis, over a 1.0x premium to Versant at the midpoint.
The analysis in the January 8 Press Release shows that if Global Linear Networks were to trade in-line with Versant, it would have no equity value. For several reasons, however, we expect that Global Linear Networks would ultimately trade at a discount to Versant. First, we had estimated Global Linear Networks as having materially higher leverage (approximately 4.0x net leverage) compared to Versant (approximately 1.25x net leverage) — the Warner Bros. Board has recently announced an even higher amount than we expected ($17.0 billion as of June 30, 2026, with decreases over time to $16.1 billion as of December 31, 2026 vs. our estimated $15.1 billion). Second, Versant has significantly greater exposure to live news and sports programming — which we believe represents the highest-value category within pay television — accounting for approximately 62% of Versant’s audience vs. approximately 20% for Warner Bros., underpinned by Versant’s robust portfolio of sports rights, whereas Warner Bros. lost its anchor NBA rights in 2025 and likely faces limited capacity to reinvest in marquee sports given its higher leverage. Third, Versant owns a meaningful portfolio of higher-growth digital assets, including GolfNow, Rotten Tomatoes and Fandango, whereas Global Linear Networks’ only major digital asset is Bleacher Report.
Applying Versant’s trading multiple on January 21, 2026, using the midpoint of Versant’s management guidance for 2026E EBITDA ($1.85 – $2.00 billion), and $3.9 billion of next twelve months EBITDA (consistent with the Warner Bros. Board’s estimate of $4.6 billion of EBITDA in 2026E and $3.6 billion of EBITDA in 2027E) for Global Linear Networks as of the estimated Warner Bros. Separation completion date (Q3 2026) based on Wall Street consensus estimates, Paramount estimates an implied equity value of $0.00 per share for Global Linear Networks, after giving effect to approximately $15 billion of net debt (which has been disclosed at the higher amount of $17.0 billion as of June 30, 2026, decreasing over time to $16.1 billion as of December 31, 2026) to be allocated to the Global Linear Networks business.
By contrast, our Offer is simple: $30.00 in cash is $30.00. Our all-cash Offer does not expose you to a purchase price adjustment tied to the debt capacity of a declining asset nor to the speculative and uncertain value of shares in that declining asset. Instead, our Offer provides you with certainty as to the value offered for your Shares. Our Offer is not conditioned upon any financing arrangements or subject to a financing condition. Our Offer is subject to certain conditions, including the Paramount/Warner Bros. Merger Agreement Condition, the Paramount/Warner Bros. Merger Agreement Closing Conditions Condition, the Warner Bros. Separation Condition, the Minimum Tender Condition, the Section 203 Condition, the Competition Laws Condition, the Injunction Condition, the Material Adverse Effect Condition, the Regulatory Material Adverse Effect Condition, the Termination of Netflix Merger Agreement/Shareholder Vote Condition and the Global Linear Networks Ownership Condition (each as defined in this Proxy Statement in the section entitled “Certain Information Regarding the Offer”). Each of the conditions to our Offer is set forth in full in Section 14 — “Conditions of the Offer” of the Offer to Purchase.
Under the terms of the Netflix Merger Agreement, the Warner Bros. Board is only permitted to change its recommendation with respect to the Proposed Netflix Transaction or enter into an agreement with us prior to the adoption of the Netflix Merger Agreement by Warner Bros. stockholders. This means that if the Warner Bros. stockholders approve the Netflix Merger Proposal, our Offer cannot be consummated unless the Netflix Merger Agreement is otherwise terminated. By voting “AGAINST” the Netflix Merger Proposal, you will help to preserve your opportunity to choose the higher and more certain per share cash consideration provided by our Offer.
•
Paramount stands ready to enter into its value-maximizing transaction with Warner Bros. A vote “AGAINST” the Netflix Merger Proposal encourages the Warner Bros. Board to engage with our SUPERIOR Offer, which to date it has refused to do.

The Warner Bros. Board has refused to engage with Paramount regarding our Offer even though the terms of the Netflix Merger Agreement permit Warner Bros. to engage in such discussions if the Warner Bros. Board concludes that our Offer “could” reasonably be expected to result in a superior proposal. As described above, our Offer is clearly financially superior and readily clears the low hurdle of an offer that “could” reasonably be expected to result in a superior proposal.
But, the Warner Bros. Board nevertheless has refused to engage in discussions with Paramount because, among a litany of purported justifications to favor the Proposed Netflix Transaction, it claims that the Offer is “inferior to the value offered by the Proposed Netflix Merger . . . plus the additional value of the shares of [the Global Linear Networks business] that [Warner Bros.] stockholders will receive,” and that the Offer “would deprive [Warner Bros.] stockholders” of the value created by a spun-off Global Linear Networks. As noted above, our view is that the equity value of Global Linear Networks is $0.00 based on an expected debt level of $15.1 billion (which is lower than the amount disclosed by Warner Bros.), and even Warner Bros.’ own financial advisors have calculated a potential value of Global Linear Networks as low as $0.72 per share.
The Warner Bros. Board has also refused to engage with us because it claims that the Offer is inferior to the Proposed Netflix Transaction on a “risk-adjusted” basis. The Warner Bros. Board, however, failed to quantify or disclose any specifics concerning this “risk adjustment” — including any quantitative “risk adjustment” factors that the Warner Bros. Board considered or applied, the relative probability and magnitude of such risk factors, quantitative adjustments to any valuation analyses on the basis of such factors, and how such factors were derived or calculated. The Warner Bros. Board has further failed to disclose whether it performed any “risk adjustments” to the Proposed Netflix Transaction, which carries very significant regulatory uncertainty and weak regulatory commitments by Netflix — for example, under the Netflix Merger Agreement, Netflix is not required to accept any remedy that “involves, applies to, restricts or affects the operation, contracts, business or assets of Netflix”, allowing Netflix to terminate the Netflix Merger Agreement if regulators insist upon any remedies on Netflix’s business as a condition of approval. By contrast, the proposed merger agreement to be entered into between Paramount and Warner Bros. reflecting the terms of the February 10 Proposal (as defined below) (the “February 10 Paramount/Warner Bros. Merger Agreement”) requires, and the December 4 Paramount/Warner Bros. Merger Agreement and the merger agreement attached to the Offer to Purchase as part of Annex B (the “December 22 Paramount/Warner Bros. Merger Agreement”) have required, Paramount to agree to any remedy that would not have a material adverse effect on the combined business of Paramount and Warner Bros. The Warner Bros. Board wants Warner Bros. stockholders to blindly accept that the Offer is inferior to the Proposed Netflix Transaction on a “risk-adjusted” basis without showing their work.
The Warner Bros. Board seemingly finds new issues each time (each without merit) with our Offer to favor the Proposed Netflix Transaction and avoid engagement with us. After arguing that it needed a personal guarantee from Larry Ellison and then receiving one, Warner Bros. claimed, in the Amended Warner Bros. 14D-9, that our debt financing poses a risk that the Debt Commitment Parties might breach their market-standard and firm contractual commitments — Warner Bros. had never before raised an issue with our debt financing in any of the prior proposals we submitted, with good reason — our debt commitment is identical in all material respects to the debt commitment obtained by Netflix for the Proposed Netflix Transaction, which was approved by the Warner Bros. Board. There is nothing to suggest that Bank of America, Citi and Apollo are more likely to breach their fully enforceable contractual obligations than Netflix’s debt financing sources — Wells Fargo, HSBC and BNP Paribas. Nevertheless, the Debt Commitment Parties have confirmed that the commitment letter previously delivered by them to provide the $54.0 billion of debt financing to fund our proposed acquisition of Warner Bros. and to finance the Offer remains in full force and effect. It is clear, to us and other Warner Bros. stockholders, that the nature of this claim, like many others, is simply to justify a lack of engagement with us.
By voting “AGAINST” the Netflix Merger Agreement, you are sending a message that you expect the Warner Bros. Board to act in YOUR best interest to maximize the value of your Shares rather than squander the opportunity to receive the higher consideration available under our Offer.
•
A vote “AGAINST” the Netflix Merger Proposal will help satisfy one of the conditions of our Offer.

Our Offer is subject to certain conditions (which are set forth in Section 14 — “Conditions of the Offer” of the Offer to Purchase, some of which are summarized in “Certain Information Regarding the Offer” below) that require action by the Warner Bros. Board. In particular, one of the conditions of our Offer is that the Netflix Merger Agreement has been validly terminated. By voting against the Netflix Merger Proposal, you can demonstrate your support for our Offer and let the Warner Bros. Board know that it should exercise its contractual right to engage with us regarding our Offer. If the Warner Bros. stockholders reject the Netflix Merger Proposal, Warner Bros. will be permitted to terminate the Netflix Merger Agreement. Therefore, a vote “AGAINST” the Netflix Merger Proposal moves all of the Warner Bros. stockholders closer to being able to receive the value of our Offer.
2.   Why should I vote against the other Special Meeting Proposals?
The other Special Meeting Proposals are a group of related proposals whose purpose is to facilitate, or which are based on or otherwise relate to the approval of, the Netflix Merger Proposal, which we oppose.

Therefore, we are soliciting proxies from Warner Bros. stockholders “AGAINST” such proposals. Warner Bros. stockholders should vote “AGAINST” the following Special Meeting Proposals for the reasons set forth below:
•
The Compensation Proposal:   We oppose the Compensation Proposal because the compensation of Warner Bros.’ named executive officers as specified in the Compensation Proposal is based on or otherwise relates to the Proposed Netflix Merger, which we oppose. The purpose of this proposal is to demonstrate Warner Bros. stockholder support for compensation that would be paid to Warner Bros. management in connection with the Proposed Netflix Merger, so this proposal should not be approved if Warner Bros. stockholders oppose the Netflix Merger Proposal. Accordingly, we recommend that Warner Bros. stockholders vote “AGAINST” the Compensation Proposal.

•
The Conversion Proposal:   We oppose the Conversion Proposal because it is based on or otherwise relates to the Proposed Netflix Merger, which we oppose. The approval of this proposal is necessary to complete the Warner Bros. Separation and the Warner Bros. Separation is required to complete the Proposed Netflix Merger. So, this proposal should not be approved if Warner Bros. stockholders oppose the Netflix Merger Proposal. Accordingly, we recommend that Warner Bros. stockholders vote “AGAINST” the Conversion Proposal.

VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
IF YOUR SHARES ARE HELD THROUGH A BROKER, A BANK OR OTHER NOMINEES IN “STREET NAME,” DELIVER THE ENCLOSED BLUE VOTING INSTRUCTION FORM IN THE ENVELOPE PROVIDED OR CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO VOTE ON YOUR BEHALF AND TO ENSURE THAT A BLUE PROXY CARD IS SUBMITTED ON YOUR BEHALF. IF YOUR BROKER OR BANK OR CONTACT PERSON RESPONSIBLE FOR YOUR ACCOUNT PROVIDES FOR VOTING INSTRUCTIONS TO BE DELIVERED TO THEM BY INTERNET OR TELEPHONE, INSTRUCTIONS TO DO SO WILL BE INCLUDED ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM.
DO NOT RETURN ANY PROXY CARD THAT YOU RECEIVE FROM WARNER BROS. EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD FURNISHED BY WARNER BROS., YOU HAVE THE RIGHT, AND IT IS NOT TOO LATE, TO CHANGE YOUR VOTE BY INTERNET OR TELEPHONE OR BY SIMPLY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. ONLY YOUR LATEST DATED PROXY COUNTS.
WE URGE YOU TO VOTE “AGAINST” THE PROPOSED NETFLIX TRANSACTION. WE BELIEVE THAT OUR OFFER IS SUPERIOR TO THE PROPOSED NETFLIX TRANSACTION BECAUSE OUR OFFER PROVIDES MORE VALUE TO WARNER BROS. STOCKHOLDERS AND IS MORE LIKELY TO BE CONSUMMATED. VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS TODAY.
WARNER BROS. STOCKHOLDERS ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER. IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER, YOU MUST VOTE “AGAINST” THE NETFLIX MERGER PROPOSAL AT THE SPECIAL MEETING. WE URGE ALL WARNER BROS. STOCKHOLDERS TO EXERCISE THEIR APPRAISAL RIGHTS, WHICH ENTITLE WARNER BROS. STOCKHOLDERS WHO HAVE PROPERLY EXERCISED THESE RIGHTS TO THE FAIR VALUE OF THEIR SHARES. IF THE WARNER BROS. BOARD CONTINUES TO REFUSE TO NEGOTIATE WITH US, THE NETFLIX MERGER PROPOSAL IS APPROVED AND THE PROPOSED NETFLIX MERGER IS CONSUMMATED, APPRAISAL IS THE ONLY WAY TO CAPTURE THE VALUE INCLUDED IN OUR OFFER. THE PROCEDURES FOR PROPERLY EXERCISING APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER ARE SET FORTH IN THE WARNER BROS. PROXY STATEMENT. PLEASE CONSULT YOUR LEGAL ADVISOR BEFORE EXERCISING APPRAISAL RIGHTS.

BACKGROUND OF THE SOLICITATION
The following chronology summarizes the key meetings and events that led to the filing of this Proxy Statement. The following chronology does not purport to catalogue every conversation or correspondence by and among members and representatives of the Paramount board of directors (the “Paramount Board”), members and representatives of the Warner Bros. Board, their respective advisors or any other person. Throughout the process, members and representatives of, and advisors to, the Paramount Board were aware of and considered news reports and certain other publicly available information concerning Paramount, Warner Bros. and the process that led to the filing of this Proxy Statement. The inclusion of such news reports below should not be understood to confirm or address the accuracy of such reports.
In 2023 and 2024, management and representatives of Paramount Global (the predecessor to Paramount) and Warner Bros. engaged periodically in discussions regarding a potential business combination between the two companies in recognition of the merits of and industrial logic to such a transaction. None of those discussions led to entry into any definitive agreement for a business combination.
After six months of highly public negotiations with several potential counterparties (which sale process by Paramount Global included entry into a confidentiality agreement with Warner Bros. and mutual management presentations between Paramount Global and Warner Bros.), on July 7, 2024, Paramount Global entered into a transaction agreement with Skydance Media, LLC (“Skydance”) pursuant to which Paramount Global and Skydance would become wholly owned subsidiaries of Paramount.
On June 9, 2025, one week after its 2025 Annual Meeting of Stockholders, Warner Bros. announced its plans to break up the company through the Warner Bros. Separation — stating that the Warner Bros. Separation was expected to be completed by mid-2026. Warner Bros. continued to reaffirm through September of 2025, in public announcements and filings, the expectation that it would break up the company as early as mid-2026.
On August 7, 2025, the business combination between Paramount Global and Skydance was completed (the “Paramount Global Skydance Transaction”), with Paramount Global and Skydance becoming wholly owned subsidiaries of Paramount.
Following the closing of the Paramount Global Skydance Transaction, Paramount leadership and members of the Paramount Board discussed industry dynamics, growth opportunities and the merits of an acquisition of Warner Bros. They determined that the industrial logic of a combination was compelling. In light of Warner Bros.’ plan to break up the company through the Warner Bros. Separation, and Paramount’s desire to acquire the entirety of Warner Bros., Paramount concluded that time was of the essence to pursue a transaction.
On September 11, 2025, news outlets reported that Paramount was preparing an offer for Warner Bros., and following such reports, the per share value of the Shares increased by nearly 30% from Warner Bros.’ closing stock price of $12.54 on September 10, 2025 (the “Unaffected Warner Bros. Stock Price”).
On September 12, 2025, the Paramount Board met and discussed the merits of a potential acquisition of Warner Bros., including the industrial logic of the combination. Following this discussion, the Paramount Board unanimously approved terms for a proposed offer to Warner Bros.
On September 14, 2025, David Ellison, the Chairman and CEO of Paramount (as may be referred to herein as “Mr. Ellison”), met with David Zaslav, the President and CEO of Warner Bros., at Mr. Zaslav’s home in Beverly Hills. Mr. Ellison told Mr. Zaslav that Paramount was prepared to make an offer to Warner Bros. for each outstanding Share for an implied value of $19.00 per Share, comprised of 60% in cash and 40% in shares of Paramount Class B Common Stock, representing a 52% premium to the Unaffected Warner Bros. Stock Price. Mr. Ellison discussed the potential merits and synergies of a combination, and subsequently delivered to Mr. Zaslav a letter containing Paramount’s proposal to combine Paramount with Warner Bros. upon such terms (the “September 14 Proposal”), which letter outlined the unique benefits of a Paramount — Warner Bros. combination and the significant immediate value that would be delivered to Warner Bros. stockholders. Such proposal stated that it was not subject to any financing condition, had committed debt financing and had a full equity backstop from Paramount’s principal equity holders.

On September 16, 2025, Larry Ellison, David Ellison’s father and Paramount’s largest stockholder, met virtually with Mr. Zaslav and John Malone, Chairman Emeritus of Warner Bros., to discuss Paramount’s interest in a combination with Warner Bros.
On September 22, 2025, without further engagement between the companies, Mr. Ellison received a letter from Mr. Zaslav, stating that the Warner Bros. Board had unanimously concluded that the September 14 Proposal was inadequate and would not be in the best interests of Warner Bros. and its stockholders, and that the Warner Bros. Board and Warner Bros.’ management were committed to pursuing the Warner Bros. Separation.
On September 27, 2025, the Paramount Board met to discuss Warner Bros.’ rejection of the September 14 Proposal and contemplated how to improve upon the offer. Following this discussion, the Paramount Board unanimously approved the terms of a revised proposal, to be shared with Warner Bros. in the coming days.
On September 30, 2025, Mr. Ellison delivered a letter containing Paramount’s improved offer to the Warner Bros. Board to exchange each outstanding Share for an implied value of $22.00 per Share, comprised of 66.7% in cash and 33.3% in shares of Paramount Class B Common Stock, representing a 75% premium to the Unaffected Warner Bros. Stock Price (the “September 30 Improved Proposal”), a $3 increase from the September 14 Proposal. The September 30 Improved Proposal noted Paramount’s commitment to litigate and take actions to achieve regulatory clearance for the transaction up to a “material adverse effect” standard, and offered a $2 billion regulatory reverse termination fee. Moreover, the letter offered Mr. Zaslav the roles of co-CEO and co-Chairman of the board of directors of the combined company. The September 30 Improved Proposal requested that the Warner Bros. Board provide a response by October 6, 2025.
On October 7, 2025, the Paramount Board met to discuss the September 30 Improved Proposal, noting that Warner Bros. had not yet provided any feedback on the improved offer.
Paramount received a response from Warner Bros. on October 8, 2025, when Mr. Ellison received a letter from Mr. Zaslav stating that the September 30 Improved Proposal was inadequate and would not be in the best interests of Warner Bros. and its stockholders, and that the Warner Bros. Board was unanimously of the view that their plan for the Warner Bros. Separation was “far superior” to Paramount’s proposal.
On each of October 9 and October 13, 2025, members of the Paramount Board met to discuss Warner Bros.’ rejection of the September 30 Improved Proposal and contemplated how to further improve upon their offer. Following the Paramount Board’s discussion at the October 13th meeting, the Paramount Board unanimously approved the terms of a revised proposal.
That same day, Mr. Ellison delivered a letter containing Paramount’s improved offer to the Warner Bros. Board to exchange each outstanding Share for an implied value of $23.50 per Share, comprised of 80% in cash and 20% in shares of Paramount Class B Common Stock, representing an 87% premium to the Unaffected Warner Bros. Stock Price (the “October 13 Improved Proposal”), a $1.50 increase from the September 30 Improved Proposal. Such proposal stated that it was not subject to any financing condition, had committed debt financing and had a full equity backstop from Paramount’s principal equity holders. It maintained the prior regulatory commitments and raised the proposed regulatory reverse termination fee to $2.1 billion. The letter requested that the Warner Bros. Board respond to the October 13 Improved Proposal by October 15, 2025.
On October 21, 2025, without further engagement with Paramount, Warner Bros. publicly announced that it had initiated a review of strategic alternatives to maximize shareholder value, in light of unsolicited interest it received from “multiple parties” for both the entire company and for Streaming & Studios.
On that same day, Mr. Ellison received a letter from Mr. Zaslav stating that the Warner Bros. Board had unanimously concluded that the October 13 Improved Proposal was inadequate. The letter also stated that the Warner Bros. Board was determined to explore a number of strategic alternatives through a formal bidding process.
Later on October 21, representatives of Allen & Company and J.P. Morgan spoke with representatives of Centerview Partners LLC (“Centerview”), financial advisor to Paramount, and explained that they expected this would be a multi-round bidding process with a goal of signing a definitive agreement by year end. That same evening, representatives of Paramount received a draft confidentiality agreement from representatives of Warner Bros. The confidentiality agreement contained, among other provisions, a two year “standstill”, a provision requiring no contact with the Warner Bros. Board or any other person at Warner Bros. other than Mr. Zaslav, a requirement to seek permission before Paramount could engage with any debt or equity financing sources and a broad waiver of claims and challenges against Warner Bros. and its representatives relating to Warner Bros.’ sale process.
On October 22, 2025, representatives of Paramount sent a preliminary due diligence request list to representatives of Warner Bros., which included Paramount’s high priority diligence items.
On October 24, 2025, representatives of Cravath, Swaine & Moore LLP (“Cravath”), legal advisor to Paramount, provided a markup of the proposed confidentiality agreement to representatives of Debevoise & Plimpton LLP (“Debevoise”) and Wachtell, Lipton, Rosen & Katz (“Wachtell”), legal advisors to Warner Bros. Among other changes, Cravath’s markup reduced the “standstill” to six months and provided for termination of such period in the event that, among other things, Warner Bros. abandoned its sale process and announced it would proceed with its previously planned separation, added a “most favored nations” clause with respect to the entry of any less favorable standstill provision with any other potential bidder, removed Warner Bros.’ veto right over engagement with financing sources, limited the scope of restrictions on contact with Warner Bros. personnel and eliminated the prohibition on legal challenges to Warner Bros. sales process and claims against Warner Bros. and its representatives.
On October 27, 2025, the representatives of Debevoise and Wachtell returned a markup of the confidentiality agreement to representatives of Cravath, which such representatives, together with representatives of Latham & Watkins LLP (“Latham”), additional legal advisor to Paramount, discussed on a call on October 29, 2025. Among other things, the revised draft from Debevoise and Wachtell proposed a standstill period of 18 months with no “most favored nations” provision and no termination in the event of an announcement that Warner Bros. would abandon its sales process in favor of its previously planned separation, largely reinserted restrictions on financing sources and contact with Warner Bros. personnel, and reinserted the broad prohibition on legal challenges. The representatives of Paramount and Warner Bros. continued to exchange drafts of and comments to the confidentiality agreement through November 3, 2025.
On November 5, 2025, a representative of Cravath sent an email to representatives of Allen & Company, Debevoise and Wachtell, summarizing Paramount’s key concerns with Warner Bros.’ proposed confidentiality agreement, including the requirement that Paramount pre-clear all of its financing sources and obtain Warner Bros. consent to such sources, noting that Paramount had been working on its proposals since September and it was difficult to ask Paramount to go backwards, and seeking a “most favored nations” provision to ensure parity on the “standstill” provisions with other parties in the process. That evening there was a conference call among the advisors to further discuss these matters.
On November 9, 2025, a representative of Cravath requested a further conversation with representatives of Debevoise and Wachtell to seek to finalize the confidentiality agreement.
Following further conversations among the legal advisors to Paramount and Warner Bros., on November 10, 2025, Paramount entered into a confidentiality agreement (the “Confidentiality Agreement”) with Warner Bros., providing for, among other things, an 18-month “standstill” provision requiring Paramount to refrain from effecting an acquisition of the businesses of Warner Bros. or a tender offer, merger or other business combination involving Warner Bros., which provision would expire in the event that Warner Bros. entered into a definitive agreement with a third party for a business combination transaction. This standstill provision terminated on December 5, 2025 upon the announcement of the Original Netflix Merger Agreement.
Later on November 10, 2025, representatives of Warner Bros. delivered to Paramount a process letter soliciting non-binding proposals in connection with the Warner Bros. review of strategic alternatives, which letter instructed that the proposal consist of an offer letter and a markup of a term sheet to be provided by Warner Bros., and was to be submitted to representatives of Warner Bros. on November 20, 2025.
Also on November 10, 2025, representatives of Paramount received access from Warner Bros. to a virtual data room for purposes of due diligence, which data room was sparsely populated.

On November 12, 2025, representatives of Warner Bros. shared a term sheet for an acquisition of all of Warner Bros. with representatives of Paramount (the “November 12 Term Sheet”), to be revised and submitted in connection with Paramount’s revised proposal.
On November 13, 2025, a management presentation by Warner Bros. management was conducted in Century City, California with executive management teams from both companies in attendance. At the outset, Mr. Zaslav noted that he would have preferred to pursue the Warner Bros. Separation rather than engaging in a sale process.
Additionally, on this same day, representatives of Cravath and Latham met by videoconference with representatives of Covington & Burling LLP (“Covington”), regulatory counsel to Warner Bros., and Fried Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), additional legal advisor to Warner Bros., to discuss the procompetitive benefits and the antitrust analysis of the proposed transaction between Paramount and Warner Bros., and the likelihood of regulatory clearance.
Also on this day, CNBC’s David Faber interviewed Dr. John Malone, Chairman Emeritus of Warner Bros., during which Dr. John Malone lamented how Paramount “interrupted” the Warner Bros. Separation and discussed the merits of Netflix as a bidder. In CNBC’s recap of the interview, CNBC’s Sara Eisen questioned whether Mr. Zaslav was favoring a transaction with Netflix over competing bidders, stating that “it sound[ed] that way”.
On November 16, 2025, the Paramount Board met and unanimously approved the formation of a special committee of the Paramount Board (the “Special Committee”), comprised solely of members who are “disinterested directors” and independent for all purposes of Delaware law, including Section 144 of the DGCL, in connection with the equity financing from the Ellison family and RedBird Capital Management (“RedBird”) the Paramount Board was contemplating in connection with its proposed acquisition of Warner Bros. The Special Committee later retained Cleary Gottlieb Steen & Hamilton LLP to act as Paramount’s independent legal advisor and Barclays Capital Inc. to act as its independent financial advisor, each in connection with the proposed equity financing. The Special Committee met throughout the process with respect to the equity financing.
On November 17, 2025, Mr. Ellison had lunch with Mr. Zaslav, during which Mr. Ellison discussed the reasons why a combination of Paramount and Warner Bros. would produce a stronger media enterprise and market leader that could better compete with the streaming giants and “Big Tech” to the benefit of producers, creators and talent. Mr. Ellison also discussed the complementary nature of Paramount’s and Warner Bros.’ businesses and that Paramount was confident that it would receive the required regulatory approval for the proposed transaction, offering a clear path to closing.
On November 16 and November 19, 2025, the Paramount Board met to discuss Warner Bros.’ rejection of the October 13 Improved Proposal and contemplated how to further improve upon their offer based on the limited feedback representatives of Paramount and its advisors had received from Warner Bros. to date. Following this discussion, at the November 19th meeting, the Paramount Board unanimously approved the terms of a revised proposal.
The following day, on November 20, 2025, representatives of Paramount submitted to Warner Bros. Paramount’s proposal to exchange each outstanding Share for an implied value of $25.50 per share, comprised of 85% in cash and 15% in shares of Paramount Class B Common Stock, representing a 103% premium to the Unaffected Warner Bros. Stock Price (the “November 20 Improved Proposal”), a $2.00 increase from the October 13 Improved Proposal. Such proposal stated it was not subject to any financing condition, included signed committed debt financing from BofA Securities, Inc., Bank of America, N.A., Citigroup Global Markets Inc., Apollo Global Funding, LLC and Apollo Capital Management, L.P. (collectively, the “Debt Commitment Parties”), and promised equity commitments from certain affiliates and partners of Paramount in the amount of $34.5 billion in cash. The November 20 Improved Proposal also noted that the Ellison family and RedBird were willing to underwrite the full equity funding requirements for the acquisition. The November 20 Improved Proposal included a markup of the November 12 Term Sheet providing for (1) a $5 billion regulatory reverse termination fee payable to Warner Bros. upon reaching an 18-month outside date (the outside date requested by Warner Bros.), with pre-funding of (x) $1 billion if the transaction is not consummated in 12 months and (y) another $500 million if the transaction is not consummated in 15 months, and (2) further detail on Paramount’s “regulatory efforts” commitment to take actions to receive U.S. and non-U.S. antitrust and foreign investment approvals, including a definition of “regulatory material adverse effect” that had two prongs, a material adverse impact on (i) the business, assets, financial condition or results of operations of the combined company or (ii) the expected benefits of the transaction including synergies. The November 12 Term Sheet also reiterated the offer that Mr. Zaslav become co-CEO and co-Chairman of the combined company as well as a second seat on the combined company’s board of directors for a to-be-determined independent director from the Warner Bros. Board.
On November 22, 2025, representatives of Allen & Company and J.P. Morgan provided Centerview with feedback on the November 20 Improved Proposal including that the valuation was “not compelling given other proposals”, stating that the stock component was being discounted by the Warner Bros. Board, requesting a “collar” or other value protection mechanism with respect to any stock component and stating that while the $5 billion regulatory reverse termination fee had been very favorably received, the regulatory commitment (particularly the concept of an impact on the anticipated benefits of the transaction) created concern for Warner Bros., and seeking further clarity on the equity financing as well as Warner Bros. flexibility to refinance its own debt. The representatives of Warner Bros. also noted that the sale process would accelerate from that point forward. The representatives stated that a form of merger agreement would be provided within the hour, with draft disclosure schedules to follow, and that a detailed markup of the merger agreement would be due on Wednesday, November 26, with a revised merger agreement due on Monday, December 1 (which bid also needed to include commitment papers for Paramount’s debt and equity). They noted that a formal process letter would be forthcoming and, depending upon what proposals were received, a choice would be made by the Warner Bros. Board as to whether the sale process would proceed with one or more than one party. Separately on that date, Debevoise and Wachtell requested a 30-minute call with representatives of Cravath and Latham, to relay feedback from the Warner Bros. Board on the November 20 Improved Proposal. That feedback focused on Paramount’s efforts to obtain regulatory approvals, noting that Paramount’s $5 billion regulatory reverse termination fee was well received, and requesting a change in the definition of regulatory material adverse effect to eliminate the concept of an impact on the anticipated benefits of the transaction, and noted their desire to review equity financing documents with the merger agreement markup to be submitted.
On November 22, 2025, representatives of Warner Bros. sent a draft “clean team” agreement for Paramount’s review. That same day, Warner Bros. shared a draft merger agreement with Paramount through Warner Bros.’ virtual data room and, on November 23, 2025, Warner Bros. similarly made available draft disclosure schedules to the merger agreement to Paramount.
On November 23, 2025, the Paramount Board met to discuss the status of the process with Warner Bros.
Following markups and a discussion regarding the clean team agreement between representatives of Cravath, Latham and Covington on that same day, Paramount and Warner Bros. reached agreement on the terms on November 24, 2025.
On the evening of November 24, 2025, Messrs. Larry Ellison and David Ellison had dinner with Mr. Zaslav, during which the three discussed, among other things, the strategic rationale of combining Paramount and Warner Bros. Messrs. Larry Ellison and David Ellison reiterated Paramount’s ability to build a platform that was competitive with the highest performers in the industry, with Paramount’s proposed offer providing a clear path to regulatory approvals. They also reiterated Paramount’s desire to continue working with Mr. Zaslav following the closing of the proposed transaction, providing context for the roles of co-CEO and co-Chairman offered to Mr. Zaslav in the November 20 Improved Proposal.
The next day, on November 25, 2025, on a call between representatives of Covington and Latham regarding the clean team agreement, the representatives of Covington raised concerns about access parties to the “clean room”. Several hours later, Warner Bros. had still not signed the agreement in the form agreed to the day prior, at which point representatives of Cravath sent an email to representatives of Wachtell, Debevoise and Covington indicating that Paramount would be disadvantaged if its representatives did not receive clean team access for the individuals who had been previously agreed, and asked when it would receive the countersigned agreement and clean team access. The legal advisors to Warner Bros. provided the countersigned agreement and access to a clean room shortly thereafter.

In addition, at approximately 1:50 p.m. eastern time on November 25, 2025, a formal process letter was delivered by representatives of Warner Bros. to representatives of Paramount. It requested a written, binding proposal from Paramount, including markups of the draft merger agreement and disclosure schedules previously provided by Warner Bros. The process letter required Paramount to submit to Warner Bros. an initial draft markup of the merger agreement the following day, on November 26, 2025, and to submit an initial draft markup of the disclosure schedules mid-day on November 28, 2025. The letter stated that Warner Bros. intended to provide Paramount with feedback on each of such documents, prior to December 1, 2025, when the revised markups were required to be submitted to representatives of Warner Bros. The process letter also required the submission of financing commitment documents and for Paramount to have completed its due diligence investigation by December 1, 2025. Late in the evening on that same day, approximately 1,400 documents were uploaded to the Warner Bros. virtual data room for Paramount’s review, and approximately 840 additional documents were uploaded in the following days leading up to the December 1 deadline to submit the revised proposal.
Also on November 25, 2025, representatives of Latham, Debevoise and Covington met via videoconference to discuss whether any foreign investment into Paramount in connection with the equity financing for the transaction would require CFIUS regulatory approval.
On November 26, 2025, the Paramount Board met to discuss the proposed terms of Paramount’s initial draft markup of the merger agreement. Following this discussion, the Paramount Board approved the submission of the draft markup to Warner Bros.
Later that day, representatives of Paramount submitted an initial draft markup of the merger agreement to representatives of Warner Bros., consistent with Paramount’s markup of the November 12 Term Sheet previously provided with the November 20 Improved Proposal, reflecting certain adjustments responsive to the feedback provided by representatives of Warner Bros., including specifically a definition of “regulatory material adverse effect” that was limited to a materially adverse impact on the business, assets, financial condition or results of operations of Paramount and Warner Bros. taken as a whole, and a commitment to seek to obtain regulatory approvals as promptly as practicable rather than prior to the outside date. Consistent with the November 25 regulatory discussion, the acquisition of Warner Bros. was not conditioned on CFIUS clearance or FCC clearance. Alongside the merger agreement markup, representatives of Paramount also submitted draft equity financing documentation consisting of a form subscription agreement, equity commitment letter and limited guarantee.
On November 27, 2025, Warner Bros. shared a revised draft of the Warner Bros. disclosure schedules, a markup of which was required to be submitted to representatives of Warner Bros. the following day. On November 28, 2025, representatives submitted Paramount’s markup of the Warner Bros. disclosure schedules to representatives of Warner Bros., noting, among other things, that numerous documents referenced in the disclosure schedules had not been made available to Paramount. Prior to and following this submission, Paramount continued to request additional, customary due diligence materials, including certain high-priority diligence items.
On November 29, 2025, representatives of Debevoise and Wachtell met via videoconference with representatives of Cravath and Latham for approximately one hour to provide oral feedback on Paramount’s initial markup of the merger agreement. The representatives of Warner Bros. indicated, among other things, that no markup would be provided by them, but that they were providing thoughts for Paramount to consider. The representatives of Debevoise and Wachtell noted that they were focused on understanding the identity and number of equity financing sources to Paramount and whether such funding sources would require Paramount to seek FCC or CFIUS clearance for the acquisition. Representatives of Cravath noted that neither FCC nor CFIUS were conditions in Paramount’s proposed merger agreement, as discussed on an earlier call with representatives of Warner Bros. and its advisors on November 25, 2025, and that filings would likely be made but approvals would not be conditions to the equity funding. The representatives of Debevoise and Wachtell also noted that rather than a single equity backstop from the Ellison family and RedBird, the equity financing documents contemplated separate but cross-conditioned funding commitments from the equity funding sources. In addition, they noted that it would be preferable for simplicity if the equity subscription agreement contained the provisions from the separate equity commitment letter for fewer documents. They also requested that the “clear skies” provisions relating to not acquiring or taking other actions that could delay approval of the proposed transaction be expanded to cover the Ellison family.

Furthermore, they noted that with respect to Warner Bros.’ ability to refinance its debt during the pendency of a transaction, they required “flexibility” but provided no further guidance. They also noted the desire for the regulatory reverse termination fee to be payable upon an alleged breach of the regulatory efforts commitments, and they requested that the definition of “regulatory material adverse effect” use the word “effect” rather than “impact”, that certain changes be made to the no-shop provision and that the equity financing be available to fund a damages claim. With respect to the interim operating covenants applicable to Warner Bros., they stated that Warner Bros. wanted more flexibility in its actions between signing and closing; however, in response to a request from the representatives of Cravath for more specificity (including an offer of a call with principals to better understand Warner Bros.’ needs and wishes), the representatives of Debevoise and Wachtell said that they would not provide more detail on the nature of this flexibility — rather, Paramount and its representatives should simply consider and improve those provisions.
On November 30, 2025, representatives of Paramount, Warner Bros., Covington, Fried Frank, Cravath and Latham met via videoconference to discuss the required antitrust approvals for the proposed transaction. Representatives of Paramount and Paramount’s legal advisors discussed the procompetitive benefits and antitrust analysis of the proposed transaction, presenting their view regarding the absence of antitrust and competition law risk for an acquisition of Warner Bros. by Paramount and noting that Paramount believed its offer provided significant regulatory certainty.
Later that day, the Paramount Board met to discuss Warner Bros.’ feedback on the November 20 Improved Proposal and contemplated how to further improve upon Paramount’s offer going forward. Following this discussion, the Paramount Board unanimously approved the terms of a revised proposal that Paramount would be prepared to enter into immediately.
On December 1, 2025, representatives of Paramount submitted to Warner Bros. Paramount’s proposal to acquire each Share for an amount equal to $26.50 per share in an all-cash transaction, representing a 111% premium to the Unaffected Warner Bros. Stock Price (the “December 1 Improved Proposal”), a $1 increase from the November 20 Improved Proposal. The December 1 Improved Proposal fully responded to the expressed desire of representatives of Warner Bros. that Paramount eliminate the stock component of the bid. The December 1 Improved Proposal stated: “Our Board of Directors has approved this Offer and we would be prepared to immediately enter into definitive agreements. We have included as annexes to this letter the Merger Agreement and Disclosure Schedule which we are prepared to execute.”
The December 1 Improved Proposal included a revised markup of the merger agreement, which reflected much of the feedback conveyed orally by Warner Bros.’ representatives, including, among other things, (i) application of the “clear skies” provisions to the Ellison family, (ii) additional flexibility with respect to refinancing of Warner Bros. debt, and (iii) broader triggers for the payment of the $5 billion regulatory reverse termination fee by Paramount, which was fully backstopped by the Ellison family. The proposal also included a revised markup of the Warner Bros. disclosure schedules, despite Warner Bros. having provided no feedback on the prior markup submitted.
The December 1 Improved Proposal stated that neither FCC nor CFIUS approvals were conditions to Paramount’s merger agreement. Such proposal again reiterated the absence of any financing condition. It included signed debt commitment letters from the Debt Commitment Parties in the amount of $50 billion. It also included simplified documentation for Paramount’s equity financing and provided an allocation for such equity financing sources, which included an $11.8 billion commitment from the Ellison family, an aggregate $24 billion commitment from three sovereign wealth funds from the Gulf (the “Sovereign Wealth Funds”), a $1 billion commitment from Tencent, and commitments from RedBird Capital Partners and Affinity Partners. The December 1 Improved Proposal stated: “All of our partners are prepared to execute subscription agreements containing equity commitments in the forms provided with our bid, concurrently with the signing of definitive agreements for the Merger.” It also noted that Paramount had completed its due diligence and had no further diligence items to be satisfied.
The December 1 Improved Proposal also stated: “It is our sincere intention to embrace a ‘best-of-both’ approach to the combined company’s talent. At the direction of your advisors, we have not addressed in this Offer roles for WBD’s most senior management, including David Zaslav. We believe he is an important part of our future and look forward to addressing this topic before signing a Transaction.”

Also on December 1, 2025, as a follow up to the November 30 regulatory call, Cravath and Latham submitted a letter to representatives of Warner Bros., Covington and Fried Frank laying out their thoughts on the competitive landscape and the path to antitrust regulatory clearance for potential bidders as compared with Paramount. The letter explained in detail that Paramount offered the easiest path with respect to closing certainty and noted that antitrust regulators around the world would reject Netflix’s argument that it competes in the same market as advertising-supported video services like YouTube and Instagram.
On December 3, 2025, representatives of Paramount and its legal and financial advisors met with representatives of Warner Bros. and its legal and financial advisors, during which the representatives of Warner Bros. discussed Warner Bros.’ cable business, noting that Warner Bros. needed to have flexibility to pursue the debt refinancing between the signing and closing of Paramount’s proposed transaction.
On December 3, 2025, Mr. Zaslav called Mr. Ellison to say he was calling all bidders to communicate specific concerns raised by the Warner Bros. Board and what they needed to do to improve their bids. Mr. Zaslav then reviewed concerns around Paramount’s equity financing structure as well as Warner Bros.’ need for flexibility in debt refinancing. Mr. Ellison thanked Mr. Zaslav for the call and said Paramount would revert. During the afternoon of December 3, 2025, in a virtual meeting that lasted 30 minutes, representatives of Debevoise and Wachtell informed representatives of Cravath and Latham that the Warner Bros. Board viewed the lack of a full backstop from the Ellison family and RedBird negatively, including in light of the cross-conditionality of the equity financing, despite the significant capitalization and credibility of the Sovereign Wealth Funds and other equity financing sources, and further that the presence of non-U.S. funding sources with governance rights, to the extent it could trigger CFIUS review of the equity financing, was a point of focus notwithstanding the absence of any financing condition in Paramount’s merger agreement. They also expressed concern regarding Tencent as another non-U.S. equity financing source. They raised no other comments on Paramount’s equity financing papers. Such representatives also stated that Warner Bros. required more flexibility to refinance its indebtedness in its discretion, but both the financial and legal advisors to Warner Bros. were unwilling to engage in a discussion as to how that flexibility might be provided. The representatives of Wachtell and Debevoise noted that the Warner Bros. Board would be meeting periodically over the course of the next several days but otherwise declined to provide a timetable for next steps nor did they mention a full bid resubmission.
On this same day, a representative of Centerview called a representative of Allen & Company to seek guidance as to what matters would be important to Warner Bros. in deciding which bidders would move forward in the sale process; as part of his response, the representative of Allen & Company reiterated that “cash is king.” At the end of this call, the representative of Centerview informed the representative of Allen & Company that Paramount would submit a revised proposal by 4:00 p.m. eastern time the next day.
Later that same evening, Paramount determined of its own accord to submit the revised offer to Warner Bros. earlier than representatives of Centerview had previewed to Allen & Company As such, representatives of Centerview called representatives of Allen & Company and informed them that Paramount would instead be submitting a revised offer the following morning.
That same night, representatives of Quinn Emmanuel Urquhart & Sullivan, LLP (“Quinn Emmanuel”), as counsel to Paramount, delivered to representatives of Warner Bros. including Mr. Zaslav, a letter citing the German newspaper Handelsblatt and a meeting between senior representatives of Warner Bros. and regulatory officials of the European Union seemingly suggesting discussion of concerns about Paramount as an acquiror of Warner Bros. The Quinn Emmanuel letter raised concerns that the bidding process had been unfairly tilted to Netflix, requesting the letter be distributed to the Warner Bros. Board, and further requesting the formation of a committee of independent directors of the Warner Bros. Board to determine the outcome of the bidding process.
Early in the morning on December 4, 2025, a representative of Cravath reached out to representatives of Debevoise and Wachtell to ask if there were any other comments or issues that Paramount should be aware of as it finalized its revised offer. A representative of Wachtell responded that the “regulatory material adverse effect” definition should drop the references to business, assets, financial condition and results of operations, which “other bidders had agreed to”, and that the “clear skies” provision should be broadened. Such representative also said that Paramount should “lean in” on the interim operating covenants and other related provisions, despite Warner Bros. not having provided Paramount with any specific feedback on such provisions, let alone an actual markup of the merger agreement.
Following this, the Paramount Board met and discussed Warner Bros. summary rejections of each of its proposals to date and how to further improve upon their offer. Following this discussion, the Paramount Board unanimously approved the terms of a revised proposal.
Following the meeting of the Paramount Board, Mr. Ellison sent the following text to Mr. Zaslav: “Just tried calling you about new bid we have submitted. I heard you on all your concerns and believe we have addressed them in our new proposal. Please give me a call back when you can to discuss in detail.”
At approximately 11:00 a.m. eastern time on December 4, 2025, representatives of Paramount submitted to Warner Bros. Paramount’s proposal to acquire each Share for 100% cash, in an amount equal to $30 per Share, a 139% premium to the Unaffected Warner Bros. Stock Price (the “December 4 Improved Proposal”), a $3.50 increase from the December 1 Improved Proposal. The December 4 Improved Proposal stated that Paramount was prepared to enter into the merger agreement submitted by Paramount to Warner Bros. on December 4, 2025 and attached to the Offer to Purchase as part of Annex A (the “December 4 Paramount/Warner Bros. Merger Agreement”) immediately and included debt commitment papers countersigned by the Debt Commitment Parties and a revised markup of the Warner Bros. disclosure schedules, for which feedback from Warner Bros. had still not been provided. It also included the December 4 Paramount/Warner Bros. Merger Agreement, which (i) reflected Paramount’s unilateral effort to scale back the representations and warranties of Warner Bros. despite not having received any specific comments from Warner Bros., (ii) offered a footnote to the interim operating covenants inviting any specific feedback or requests from Warner Bros., which had not been offered to date, (iii) further improved the definition of regulatory material adverse effect, exactly as had been requested in the earlier telephone call between Cravath and Wachtell, to be simply a material adverse effect on the combined company, (iv) added further flexibility for Warner Bros. to refinance its debt, and (v) changed the standard in the no-shop for a “superior proposal” to delete references to financial superiority and taking into account likelihood of consummation. Additionally, the equity financing documents and the December 4 Improved Proposal contained the requested commitment by the Ellison family and RedBird to backstop the full amount of the equity financing, supported by The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended (the “Ellison Trust”). It also noted that the Sovereign Wealth Funds had agreed with Paramount to make certain changes to the former’s financing arrangements to provide Warner Bros. with the requested assurance regarding CFIUS, and that Tencent would no longer be an equity financing source. In effect, Paramount addressed every single material issue that it received specific feedback on, despite never receiving any written response from representatives of Wachtell or Debevoise on any of the transaction documents submitted.
The letter accompanying the December 4 Improved Proposal read:
Dear Directors:
Following the feedback received from your management team and advisors regarding our December 1 offer, Paramount Skydance Corporation (“Paramount”, “we”, “our” or “us”), is submitting a revised confidential offer (the “Offer”) to acquire all the outstanding shares of Series A common stock (the “Transaction”), par value $0.01 per share, of Warner Bros. Discovery, Inc. (“WBD” or “you”).
As you will see below, we have both substantially enhanced the value delivered to WBD shareholders to $30.00 in cash and provided closing certainty. The Ellison family and RedBird are now entirely backstopping 100% of our equity commitments — a radical simplification of our prior funding sources that entirely removes any funding concerns that you have expressed. We believe that our proposal is the only value-maximizing proposal, at 100% cash, with a massive premium to the unaffected price and the clearest and most expeditious path to both stockholder approval and regulatory approval.
In addition, we have eliminated any potential CFIUS jurisdiction over the Transaction. Our non-U.S. equity commitments are now limited solely to the three sovereign wealth funds identified previously, each of whom has agreed to forgo all governance rights (including board representation), rendering them passive investors in non-voting equity. Therefore, the equity financing transactions will no longer fall within CFIUS’s jurisdiction.

Additionally, we have Board and all other approvals needed, including the full support of our Class A shareholder. We are prepared to execute definitive agreements today.
Offer
We are making the following revisions to our December 1 offer letter:
1)
Proposed Value and Consideration:   Each outstanding share of WBD Series A common stock will be exchanged for $30.00 per share in cash, reflecting a total equity value of $77.9 billion. Including the assumption of net debt and noncontrolling interest, this reflects an implied enterprise value of $108.4 billion.

2)
Equity Financing Structure and Sources:   The Ellison family and RedBird have collectively committed to backstop 100% of the $40.7 billion of equity capital required for the Transaction. We are providing you with funds certain from one of the wealthiest families in the world, a domestic counterparty, while also eliminating any cross-conditionality, which should give WBD’s board complete comfort and certainty as to our ability to close in a timely fashion. We have included as part of this Offer an updated set of equity investment documents to reflect this new structure.

3)
Regulatory:   While CFIUS approval was not a condition to close in our December 1 offer, in response to your feedback we have taken further steps to ensure that a Transaction between Paramount and WBD will not fall under CFIUS’s jurisdiction:

•
Tencent will no longer be a financing partner in the Transaction.

•
Our other outside financing partners (the Public Investment Fund (Kingdom of Saudi Arabia), L’imad Holding Company PJSC (Abu Dhabi), Qatar Investment Authority (Qatar) and Affinity Partners (Jared Kushner)) have agreed to forgo any governance rights — including board representation — associated with their non-voting equity investments. Accordingly, the Transaction will not be within CFIUS’s jurisdiction.

If there are other particular areas that require further discussion, we look forward to working collaboratively to find a constructive solution.
4)
WBD Flexibility Between Sign and Close:   We have received feedback from your advisors indicating that certain areas of our merger agreement markup were overly onerous from your point of view. To address these concerns, our latest proposal offers the following:

•
Outstanding Bridge Loan:   We understand your need for flexibility in managing your debt capital structure over the next several months given your pending separation. Therefore, we are willing to give you full independence in managing that facility, provided that we retain the ability to refinance any new debt at par upon closing of our Transaction.

•
Interim Operating Covenants:   In the case of all interim operating covenants, we are prepared to provide flexibility based on any guidance WBD shares with us.

5)
Source of Funds:   In addition to our revised equity funding structure, we have also entered into new debt financing arrangements with Bank of America, Citi and Apollo Capital Management in an aggregate principal amount up to $54 billion (vs. $50 billion previously). We have included as part of this Offer the signed commitment papers.

This Offer is not subject to any financing conditions and is fully financed, as described above.
For your reference, we have updated our expected sources and uses table contemplated in the Transaction:
Sources of Capital	$bn
Cash Funding from Certain Affiliates and Partners of Paramount	$40.7
New Transaction Debt	38.6
WBD Bridge Loan Refinancing	15.4
Cash from Combined Balance Sheet	3.5
Total	$98.2

Uses of Capital	$bn
WBD Equity Purchase Price	$77.9
WBD Bridge Loan Refinancing	15.4
Minimum Balance Sheet Cash at Close	4.8
Total	$98.2
Our interest in a transaction, the existence of this letter and this letter’s contents (including this Offer) are confidential and may not be disclosed to anyone outside of personnel of WBD and its advisors involved in assessing this Offer or negotiating a Transaction between us and you, other than with our prior written consent and subject to the terms of our existing confidentiality agreement.
***
We appreciate your consideration of this Offer and are available at your convenience to answer any questions you may have.
[The Remainder of This Page Is Intentionally Left Blank]
Yours sincerely,
/s/ David Ellison
David Ellison
Chairman and Chief Executive Officer
Paramount Skydance Corporation
A representative of Cravath called representatives of Debevoise and Wachtell upon submission of the December 4 Improved Proposal, and the latter returned the call shortly thereafter. On the call, the representative of Cravath noted that Paramount’s advisors were standing by to answer any questions about the December 4 Improved Proposal and were eager to engage on anything that would be helpful. A representative of Centerview also called a representative of Allen & Company to confirm that the December 4 Improved Proposal was received, and highlighting the fact that Paramount was prepared to execute the December 4 Paramount/Warner Bros. Merger Agreement that day, along with other key terms such as the 100% cash consideration, the full backstop commitment by the Ellison family and RedBird, the changes made on the equity financing structure and the fact that Paramount was open to making additional changes to the interim operating covenants of Warner Bros. A representative of Paramount also called a member of Warner Bros. management to check in on the status of the bid and, around 12:00 p.m. eastern time, the member of Warner Bros. management responded that the Warner Bros. team had received Paramount’s submission and would respond to Paramount in time. However, there was no further outreach whatsoever from Warner Bros. or its representatives.
At approximately 4:00 p.m. eastern time on December 4, 2025, having heard nothing all day, Mr. Ellison sent the following text to Mr. Zaslav: “David, I appreciate you’re underwater today so I wanted to send you a quick text. Please note when you next meet as a board we wanted to offer you a package that addressed all of the issues you discussed we [sic] me. Those were 1 we wanted to offer complete certainty 2 strong cash value 3 speed to close. Please note importantly we did not include “best and final” in our bid. Also please know despite the noise of the last 24 hours I have nothing but respect and admiration for you and the company. It would be the honor of a lifetime to be your partner and to be the owner of these iconic assets. If we have the privilege to work together you will see that my father and I are the people you had dinner with. We are always loyal and honorable to our partners and hope we have the opportunity to prove that to you. Best, David”.
At approximately 4:30 p.m. eastern time on December 4, 2025, having heard nothing from Warner Bros., a representative of Centerview sent the following text to a representative of Evercore: “Roger I appreciate you’re crazy busy. In case you can’t call back pls note 1 we wanted to offer complete certainty 2 strong cash value 3 speed to close. Pls note more importantly we did not include “best and final” in our bid. Big thanks b”.
During the entirety of December 4, 2025, no representatives of Warner Bros. reached out to any representatives of Paramount to request an improved offer, raise a single question, seek clarity of any matter or provide any feedback at all to Paramount on its $30 per share fully financed cash offer.

During the entirety of the sale “process” undertaken by the Warner Bros. Board, representatives of Warner Bros. did not provide a single markup of a single transaction document, have a single meeting to go page-by-page through the documents, or engage in a “real time” back-and-forth negotiation with Paramount or its advisors.
At approximately 11:00 p.m. eastern time on December 4, news outlets began reporting that Warner Bros. had entered into an exclusivity agreement with Netflix.
On the morning of December 5, 2025, Warner Bros. and Netflix issued a joint press release announcing they had entered into the Original Netflix Merger Agreement, pursuant to which Netflix would acquire Warner Bros. for (i) an amount in cash equal to $23.25, without interest, and (ii) a number of shares of Netflix Common Stock based on the per share volume-weighted average trading price of such common stock a specified number of trading days prior to the closing date of the transaction between Warner Bros. and Netflix, subject to a collar, and subject to dollar-for-dollar reduction based on net indebtedness of the to-be-separated linear networks business (which reduction in consideration is left to Warner Bros., in its sole discretion). The press release issued by Warner Bros. and Netflix on December 5, 2025 stated that they value the transaction at $27.75 per Share, with a total equity value of $72.0 billion, with each of such calculations assuming an average trading value of Netflix’s common stock between $97.91 and $119.67 within the prescribed period and that there is no reduction based on net indebtedness.
Later that same day, the Paramount Board met to discuss the announcement of the Original Netflix Merger Agreement and potential next steps.
Over the course of December 5 and 6, 2025, various news outlets began reporting that the Warner Bros. Board believed that Paramount had not delivered a bid that offered financing certainty or that could be signed immediately and claiming that Paramount was still seeking to negotiate terms. For example, The Financial Times reported on December 5, 2025 that one person involved in the sale negotiations stated “The [Warner Bros.] board wanted a proposal it could sign immediately. Netflix was the only bidder whose paperwork was fully executable that night [of December 4, 2025]”.
In fact, the December 4 Improved Proposal expressly stated Paramount was prepared to execute the December 4 Paramount/Warner Bros. Merger Agreement immediately and the debt and equity financing sources were likewise prepared to execute their agreements immediately. The December 4 Paramount/Warner Bros. Merger Agreement and debt and equity financing commitments that were submitted to the Warner Bros. Board are attached to the Offer to Purchase as part of Annex A. It is noteworthy that:
1.
the December 4 Paramount/Warner Bros. Merger Agreement was in fully executable form and only notes that if Warner Bros. wishes to request flexibility on certain representations and interim operating covenants Paramount will be willing to be flexible. This was necessary because Warner Bros. never provided any substantive feedback on such provisions but kept asking for undefined flexibility;

2.
the equity commitment letter was in fully executable form and that form is identical in all material respects to the equity commitments received (i) by Electronic Arts in its sale to a consortium of investors in November of 2025, and in the sale of Twitter to Elon Musk in 2022, both of which sellers were advised by Wachtell, one of the firms advising Warner Bros. and (ii) by Covanta Holding in its sale to EQT Holdings in 2021, which seller was advised by Debevoise, one of the firms advising Warner Bros. The Twitter equity commitments are publicly summarized or filed and descriptions of the Electronic Arts and Covanta equity commitments are included in the relevant proxy statements for the transactions;

3.
the funding party to the equity commitment letter is the Ellison Trust, of which Mr. Larry Ellison is a trustee. This party also provided a funding commitment in the sale of Twitter to Elon Musk and so would have been familiar to Twitter’s legal advisor, Wachtell. The Ellison Trust is also the holder of the entirety of the Ellison family holdings in Oracle Corporation, and named in multiple public filings. Neither Warner Bros. nor its advisors ever made a single inquiry as to the Ellison Trust nor expressed to Paramount or its advisors any question as to the Ellison Trust’s ability to be the Ellison family backstop for the equity commitment; and

4.
the debt financing commitment letter was fully executed by each of the Debt Commitment Parties.

Paramount made six proposals over twelve weeks to the Warner Bros. Board. The first proposal was made when Warner Bros. common stock was merely $12.57 per share (having traded as low as $7.52 in the months earlier). Each Paramount proposal increased its offered value (with the final two being 100% cash) culminating in the all-cash offer of $30 per share. The final proposal stated Paramount was ready to immediately sign the transaction, accompanied by fully executable agreements with fully committed debt financing and fully committed equity financing from the Ellison family. Despite these facts, the Warner Bros. Board and its advisors chose on that pivotal December 4th to make no effort to even speak with Paramount or its representatives about anything. Instead, the Warner Bros. Board, in possession of a $30 per share cash offer with a clearer and faster path to regulatory approval, committed Warner Bros. and its stockholders to an obviously financially inferior transaction with extraordinary regulatory risk and a longer timeline to a possible closing.
A tabular comparison of key terms of Paramount’s December 4 Improved Proposal against the transaction with Netflix that the Warner Bros. Board selected under the Original Netflix Merger Agreement is provided below, which comparison is qualified in its entirety by reference to the full text of the corresponding agreements:
Term	Original Netflix Merger Agreement	Paramount/Warner Bros. Merger Agreement
Structure	• Acquisition of the Streaming & Studios businesses following an internal reorganization and a spin-off of the Global Linear Networks businesses and other assets into SpinCo	• Acquisition of all of Warner Bros.
Consideration
•
$23.25 per Warner Bros. share in cash, plus

•
a to-be-determined number of shares of Netflix stock equal to:

•
0.0376, if the 15-day volume-weighted average trading price prior to closing (the “Netflix VWAP”) is equal to or greater than $119.67;

•
the quotient obtained by dividing $4.50 by the Netflix VWAP, if the Netflix VWAP is greater than $97.91 but less than $119.67; or

•
0.0460, if the Netflix VWAP is less than or equal to $97.91

• $30 per Warner Bros. share in cash

•
Consideration payable to Warner Bros. stockholders is subject to dollar-for-dollar reduction based on the net debt of SpinCo (which reduction in consideration is left to Warner Bros., in its sole discretion)

• No reduction to consideration
Financing	• $59.0 billion of debt financing provided by Wells Fargo, BNP and HSBC	• $40.7 billion of equity capital provided by the Ellison family and RedBird • $54.0 billion of debt financing provided by BofA, Citi and Apollo

Term	Original Netflix Merger Agreement	Paramount/Warner Bros. Merger Agreement
Regulatory Efforts Commitment
•
No requirement to agree to any remedy that:

•
would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of Streaming & Studios; or

•
involves, applies to, restricts, or affects the operation, contracts, business or assets of Netflix

•
No requirement to agree to any remedy that, individually or in the aggregate with all other remedies, would reasonably be expected to have a material adverse effect on Paramount and its subsidiaries, including Warner Bros. and its subsidiaries

	• Commitment to litigate	• Commitment to litigate
Regulatory Reverse Termination Fee	• $5.8 billion, payable by Netflix upon, among other things, termination for failure to obtain required regulatory approvals
•
$5 billion, payable by Paramount upon, among other things, termination for failure to obtain required regulatory approvals

•
$1 billion deposited into an escrow account at 12 months and $500 million deposited at 15 months

Outside Date	• 21 months (15 months plus two 3-month extensions if required regulatory approvals have not been obtained)	• 18 months (12 months plus two 3-month extensions if required regulatory approvals have not been obtained)
Warner Bros. Termination Fee	• $2.8 billion (~3.89% of equity value), payable by Warner Bros. upon, among other things, termination for Superior Proposal	• 3.75% of equity value (~$2.9 billion), payable by Warner Bros. upon, among other things, termination for Superior Proposal
On December 7, 2025, members of the Paramount Board met to discuss the Offer and unanimously approved proceeding with it.
On December 8, 2025, Paramount and Prince Sub commenced the Offer by filing the Schedule TO with the SEC, delivering a request to Warner Bros. pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and issuing a press release regarding the commencement of the Offer.
Shortly thereafter, on December 8, 2025, Larry Ellison and David Ellison, as the ultimate parent entities of Paramount, submitted premerger notification filings under the HSR Act to begin U.S. antitrust review in connection with the Offer.
Later in the day on December 8, 2025, Warner Bros. issued a “stop, look and listen” press release with respect to the December 8 Offer.
On December 8, 2025, Paramount sent Warner Bros. a letter under Section 220 of the DGCL requesting Warner Bros. stockholder information, to which Warner Bros. responded on December 15, 2025.
On December 9, 2025, Paramount published a summary advertisement with respect to the Offer in the Wall Street Journal, commencing the Offer under Exchange Act rules.

On December 10, 2025, Paramount issued a press release containing the following letter from David Ellison to Warner Bros. shareholders outlining the reasons that the December 8 Offer was superior to the transactions contemplated by the Original Netflix Merger Agreement:
Dear Warner Bros. Discovery Shareholder:
Paramount began pursuing Warner Bros. Discovery (“WBD”) because we, along with our partner RedBird Capital, believe we are the best stewards not only to build long-term value for the asset but also delight audiences and help cultivate a more vibrant creative community. We funded, founded and then merged Skydance with Paramount and know the sacrifices and investment it takes to capitalize and grow a media business. I am passionate and dedicated to this pursuit, committed to putting my own money in, and that is why I am writing to you today.
Over the past 12 weeks, Paramount presented six proposals to the WBD Board of Directors and management to acquire all of WBD. On Monday, we launched a $30.00 per share all-cash tender offer to present our superior transaction to you directly.
Our tender offer documents filed with the Securities and Exchange Commission include the complete bid package we submitted to the WBD Board of Directors on December 4. We want you to see firsthand what Paramount proposed and what we, along with our equity and debt financing partners, were prepared to execute on that very day.
Our public offer — identical to the terms we presented to WBD privately — delivers superior value and a faster, more certain path to completion than the transaction announced with Netflix. IT IS NOT TOO LATE TO REALIZE THE BENEFITS OF PARAMOUNT’S PROPOSAL IF YOU CHOOSE TO ACT NOW AND TENDER YOUR SHARES.
Paramount’s $30.00 All-Cash Offer for All of WBD Delivers Greater Value Than Netflix
Our offer is financially superior to Netflix’s transaction, which provides WBD shareholders with lower value, less cash and significantly less certainty. On its face, Netflix is offering WBD shareholders $23.25 per share in cash, $4.50 in stock and a share in WBD’s Global Networks spin-off. In reality, however, the total value is materially lower than advertised:
1.
Netflix’s cash component is ~$18 billion lower than Paramount’s in the aggregate (~$7 per share).

2.
Netflix’s stock price closed at $96.71 on Tuesday and, as of this writing, is trading at $93.81, more than $4 below the low-end of the collar on its stock consideration. This reduces the value of Netflix’s offer.

3.
During the pendency of a regulatory review process that could take two years or more, WBD shareholders will be exposed to Netflix stock’s downside risk, including technology sector volatility, a lofty ~25x forward EBITDA multiple and the uncertainty of seven future quarterly earnings results. For reference, Netflix has lost approximately one quarter of its market capitalization ($110+ billion) since its last quarterly earnings report and amid its pursuit of WBD.

4.
Buried in an 8-K filing on Friday was a mechanism providing a dollar-for-dollar reduction in the purchase price if more debt gets allocated to Streaming & Studios because of an unspecified cap on Global Networks. While the limit is undisclosed, every $1 billion above it could represent a reduction of ~$0.40 / share.

5.
Netflix’s transaction leaves WBD shareholders with 100% of the risk of the Global Networks standalone plan. As outlined on our December 8 investor call, we believe Global Networks is worth ~$1 / share which would mean a total headline value to WBD shareholders in the Netflix deal of $28.75 — below our $30.00 all-cash offer. This is before any risk adjustments described above and any time-value-of-money discounting of Netflix’s offer to account for the substantially longer timeline to close (~$1.25 / share for every six months).1 In addition, the Netflix transaction would further exacerbate the decline of Global Networks.

Paramount Has Air Tight Financing to Deliver on its Offer to You
Paramount has lined up all necessary financing to deliver its $30.00 per share all-cash offer to WBD shareholders.
As presented to the WBD Board, Paramount’s offer is not subject to any financing conditions and will be financed by $41 billion of new equity backstopped by the Ellison family and RedBird Capital and $54 billion of debt commitments from Bank of America, Citi and Apollo.
On December 3, WBD told us they wanted an Ellison family backstop on our equity financing. We delivered it to them less than 24 hours later. Our December 4 offer included an equity commitment from the Ellison family trust, which contains over $250 billion of assets (more than 6x the equity funding commitment) including approximately 1.16 billion Oracle shares and tens of billions of dollars in other assets. This information is publicly available; and, notably, the trust has been a counterparty in other completed public company transactions including for Twitter, which involved one of WBD’s advisors. In fact, the equity commitment papers submitted to WBD were identical in all material respects to commitments that the advisors to WBD had agreed to in other large transactions such as Twitter and Electronic Arts.
To suggest that we are not “good for the money” (or might commit fraud to try to escape our obligations), as certain reports have speculated, is absurd. That absurdity is underscored by the fact that WBD and its advisors never picked up the phone or typed out a responsive text or email to raise any question or concern or to seek any clarification about either the trust or our equity commitment papers.
Our debt commitments are not conditioned upon Paramount’s financial condition nor is there any “material adverse change” condition tied to Paramount. The conditions dovetail with our proposed merger agreement, which provided maximum certainty to WBD and its shareholders.
Netflix Faces Severe Regulatory Uncertainty & Closing Risk — Paramount Does Not
Paramount’s offer not only delivers superior value and certainty, but also a much shorter and more certain path to completion. To underscore our confidence, we have already filed for Hart-Scott-Rodino (HSR) approval in the United States and announced the case to the European Commission, opening the path to pre-notification discussions. We look forward to working collaboratively with the relevant authorities to work through the review process and deliver this transaction to you and our other stakeholders.
WBD’s transaction with Netflix, on the other hand, appears to be in for a long and bumpy ride as it navigates the global regulatory review process. Netflix is the #1 streaming business globally by subscriber count and HBO Max is #4. Combining these two yields an overwhelming market share of ~43% — more than 2x the #2. This is in addition to the other serious competition concerns raised, including from vertically integrating WBD’s film and TV production studios into Netflix, which will give Netflix greater leverage over theatrical exhibitors and creative talent alike. Notably, and as an indicator of its global dominance, Netflix’s current equity market capitalization dwarfs that of all other major media companies and theatrical exhibitors combined (even after the above-mentioned $110+ billion loss in value):

Outside the United States, Netflix’s regulatory path is particularly challenged in Europe where its dominance is far more entrenched. Our analysis was conducted by the former deputies of merger enforcements for the European Commission and the U.K.’s Competition and Markets Authority. Netflix is by far the dominant streaming service in Europe, accounting for 51% of the total European OTT subscription revenue in 2024, with Disney a distant second at only 10%. The acquisition of WBD’s Streaming & Studios business is a blatant attempt to eliminate one of Netflix’s only viable international competitors in HBO Max. Market share analysis aside, Netflix also needs to satisfy Europe’s new landmark Digital Services Act and Digital Markets Act created for a situation precisely like this — protecting consumers from Big Tech overreach.
The argument being advanced publicly by Netflix and its proxies states that regulators should ignore the SVOD market and instead utilize a gerrymandered market definition that includes services like YouTube, TikTok, Instagram, and Facebook. Netflix’s claim boils down to trying to mask its dominance in SVOD by grouping together all internet-enabled video, media, social media, or otherwise. No regulator has ever accepted such a broad approach to market definition, and to do so would require regulators to give up on merger enforcement in media and social media alike.
It is noteworthy that, unlike Paramount’s willingness to agree to remedies up to a “material adverse effect” on the combined company, Netflix’s regulatory remedy commitments expressly state no remedy whatsoever can be imposed on Netflix’s business. Netflix also has a longer timeline — an “outside date” of 21 months. Paramount backed up its commitments with a $5 billion regulatory reverse termination fee. Netflix’s incremental $800 million over that amount does not close the gap between the differences in regulatory complexity and challenges.
For the avoidance of doubt, our $6 billion synergy estimate does not rely on cuts to content budgets at our studios and we intend to continue running both separately post-close. Our synergy analysis relies on efficiencies elsewhere across the combined organization, including technology, linear networks optimization, and real estate rationalization. Having experienced what it is like to act in and produce films first-hand, I have profound respect for creative talent. This is why we are fully pro-Hollywood, dedicated to supporting a growing theatrical slate of over 30 films per year and investing in the people and storytelling that drive the industry forward.
WBD’s Murky Sale Process
Over the last few days, we have heard from WBD shareholders and other stakeholders all asking the same question — what happened? Frankly, we are asking the same question.
The WBD sale “process” was unusual in that, over the entire period, its advisors never delivered to Paramount a single markup of any of our transaction documents — not our merger agreement nor our equity commitment documents. In addition, there was not a single “real time” negotiating session with us.
When Paramount submitted its fifth proposal on December 1, a proposal accompanied by full transaction documents that we stated we were prepared to sign, we offered $26.50 / share in cash.
On December 3, WBD provided feedback on Paramount’s proposal and communicated that the WBD Board would be “meeting periodically over the course of this week” but they never asked for a re-bid (which is strange if your goal is to maximize value for shareholders). On that call, our advisors asked whether the WBD Board continued to prioritize cash consideration as they had consistently communicated to us. WBD’s lead advisor’s response: “Isn’t cash always king?” One must ask: was that same message being delivered to Netflix?
Despite the opaque process, Paramount proactively submitted a revised offer with full transaction documentation in under 24 hours (at 11:00 am ET on December 4) and stated that Paramount and our funding sources were ready to sign it immediately. This revised offer addressed all of the scarce feedback that Paramount received.
Yet on that final pivotal day when WBD’s fate hung in the balance, we received not a single call, text or email to clarify anything about Paramount’s $30 per share all cash offer. Instead, and while in possession of our superior and fully committed bid and documents that entire day, the WBD Board and its advisors sprinted toward a deal with Netflix (even ignoring two separate texts from myself and Paramount’s advisors stating that we had never said “best and final”).

WBD Shareholders Have the Power to Get WBD on the Right Path
Our proposal represents a compelling opportunity for WBD shareholders. We are committed to seeing this transaction through.
Since Monday, we have had the opportunity to speak with a number of WBD shareholders who have expressed confusion and disappointment at the process that WBD conducted, which appears to have prioritized a deal with Netflix over shareholder value maximization. Multiple equity research notes published over the last 48 hours have also agreed that our offer is superior and that the Global Networks spin-off does not close the gap to $30.00 in cash.
From here, you can expect WBD to respond to our tender offer within 10 business days via a 14D-9 filing with the SEC. Our tender offer will remain open for at least 20 business days. The closing of the tender offer is conditioned upon, among other things, a majority of WBD shares tendering in our favor, receipt of regulatory approvals, termination of the Netflix merger agreement and entry into a definitive merger agreement with us.
WE URGE YOU TO REGISTER YOUR VIEW WITH THE WBD BOARD THAT YOU DEEM PARAMOUNT’S OFFER TO BE SUPERIOR BY TENDERING YOUR SHARES TODAY.
Sincerely,
David Ellison
Chairman and Chief Executive Officer
Paramount Skydance Corporation
***
Between December 12 and December 16, 2025, Paramount and Warner Bros. each certified the return or destruction of the other party’s confidential information.
On December 17, 2025, Warner Bros. filed its solicitation/recommendation statement on Schedule 14D-9 with respect to the December 8 Offer (the “Warner Bros. 14D-9”). The Warner Bros. 14D-9 contained a number of materially misleading statements regarding the Offer and the sale “process” conducted by Warner Bros., including:
•
Claim that the December 8 Offer is illusory

•
Warner Bros. claims the December 8 Offer is “illusory”. This is simply not accurate and, similar to Warner Bros.’ unfounded claims regarding Paramount’s equity financing documents, reflects another attempt by Warner Bros. to mischaracterize standard long-standing market practice. The Offer contains customary terms and conditions and was made in accordance with all legal requirements. It is supported by fully committed equity and debt financing, with no financing condition. Paramount has already made antitrust regulatory filings to begin antitrust review of the Offer and intends to secure all necessary regulatory approvals expeditiously.

•
Claim that the financial condition and creditworthiness of Paramount raises substantial risks for its acquisition of Warner Bros.

•
The February 10 Offer is, and each of the December 22 Offer, the December 8 Offer and the December 4 Improved Proposal was, an all-cash offer. Warner Bros. stockholders will have no investment in Paramount following the completion of the Offer. The whole-company transaction proposed by Paramount inoculates Warner Bros. stockholders from ownership of the highly leveraged and declining Global Linear Networks business with which they would be saddled by the Proposed Netflix Transaction, and protects Warner Bros. stockholders from the reduction in the consideration payable under the Netflix Merger Agreement that would be triggered by a reduction in the indebtedness of Global Linear Networks (which is set at $17.0 billion as of June 30, 2026, with decreases over time to $16.1 billion as of December 31, 2026).

•
In any event, Larry Ellison is now personally guaranteeing $44.6 billion of the equity financing for Paramount’s $30.00 per share cash offer, nullifying this claim by Warner Bros. and further demonstrating Paramount’s determination to keep knocking down the hurdles Warner Bros. keeps erecting to avoid simply engaging in good faith on Paramount’s financially superior offer.

•
Claim that the creditworthiness of the Ellison Trust is not certain and is subject to change

•
Warner Bros. knew, based on the December 1 Improved Proposal, that the Ellison Trust would be the contracting party. Moreover, before submitting the December 4 Improved Proposal on December 4th, a representative of Cravath called a representative of Wachtell and asked if there were any other issues in the December 1 Improved Proposal that needed to be addressed that had not been previously raised with Paramount or its advisors. In light of the emphasis Warner Bros. now places on the Ellison Trust’s participation as a reason for recommending against the December 8 Offer, it is surprising that at no time between December 1 and December 4 did any representative of Warner Bros. express any concern with the Ellison Trust as the contracting party, let alone request a personal guarantee from Larry Ellison. Yet, during a December 18th interview, an advisor to Warner Bros. alleged that Warner Bros. had “repeatedly” asked for information about the Ellison Trust.

•
Warner Bros. never asked a single question or raised any concern with Paramount about the Ellison Trust during the sale “process” or prior to entering into the inferior transaction with Netflix under the Original Netflix Merger Agreement. However, in spite of these failures, and after finding out from the Offer about the creditworthiness of the Ellison Trust, Warner Bros. has since publicly asserted claims regarding the creditworthiness of the Ellison Trust, including the baseless claim that it is an “opaque” entity.

•
Notwithstanding that basic due diligence which sell-side advisors customarily undertake could and would have rendered this purported concern moot, there are various public disclosures, including in the materials accompanying the Offer, that detail information regarding the Ellison Trust. The Ellison Trust has engaged in thousands of transactions, including three multi-billion-dollar transactions. Furthermore, at no point during the sale “process” did Warner Bros. request information regarding the Ellison Trust or indicate to Paramount that it was expecting Larry Ellison to take the unprecedented step of personally guaranteeing the equity financing. The omission of this important context — which recharacterizes the purported issue raised by Warner Bros. — raises the question of whether this concern was a factor in Warner Bros.’ decision to enter into the Original Netflix Merger Agreement or whether this “issue” is being raised post-hoc in an attempt to discredit the Offer.

•
In any event, Larry Ellison is now personally guaranteeing $44.6 billion of the equity financing for Paramount’s $30.00 per share cash offer, nullifying this claim by Warner Bros. and further demonstrating Paramount’s determination to keep knocking down the hurdles Warner Bros. keeps erecting to avoid simply engaging in good faith on Paramount’s financially superior offer. Moreover, the Ellison Trust has provided in the December 22 Offer evidence of its ownership of approximately 1.16 billion shares of the common stock of Oracle Corporation.

•
Claim that the December 8 Offer had “no equity commitment or backstop from the Ellison family”

•
In both the December 4 Improved Proposal and Paramount’s December 8 Offer, the Ellison family provided a customary equity backstop specifically enforceable by Warner Bros. to cause the equity funding to occur at the closing. In fact, the equity commitment in Paramount’s prior offers tracked the structures used in other transactions that Warner Bros.’ advisors are familiar with and have advised on, including but not limited to Twitter, Electronic Arts and Covanta.

•
Nonetheless, just as Paramount repeatedly responded to the limited feedback offered by Warner Bros. during the sale “process”, in response to the new and novel demand by Warner Bros. for a personal guarantee from Larry Ellison, Paramount’s February 10 Offer provides for a personal guarantee by Larry Ellison of $44.6 billion of the equity financing, in addition to a guarantee from the Ellison Trust as co-guarantor.

•
The Warner Bros. 14D-9 in effect stated that the Warner Bros. Board required a personal guarantee from Larry Ellison to even consider the Offer actionable. This position came as a surprise to Paramount because Warner Bros. never asked for a personal guarantee from Larry Ellison yet relied on the absence of the personal guarantee as a critical reason for recommending against the Offer and evidence of Paramount’s unresponsiveness to Warner Bros. “feedback”.

•
Had Warner Bros. previously articulated this issue, including in any of the three written responses to Paramount’s proposals, or provided a single markup addressing this point, Paramount would have addressed the concern at that time, just as it did in its December 22 Offer and is doing so in its February 10 Offer.

•
Claim that the liability for monetary damages under the limited guarantee was improperly capped

•
Warner Bros. asserts that the credibility of Paramount’s entire equity financing is brought into doubt due to a cap on the Ellison Trust’s liability for monetary damages equal to 7% of the equity commitment, yet another concern that was not raised with Paramount during the sale “process” or prior to entering into the inferior transactions with Netflix under the Original Netflix Merger Agreement.

•
The limited guarantee is a standard document in transactions that require equity and debt financing and, as is customary in such transactions, offered Warner Bros. an alternative, monetary path to recovery should it choose not to seek specific performance, which already provides recourse to the full equity backstop.

•
In any event, Larry Ellison is now personally guaranteeing $44.6 billion of the equity financing for Paramount’s $30.00 per share cash offer, nullifying this claim by Warner Bros. and further demonstrating Paramount’s determination to keep knocking down the hurdles Warner Bros. keeps erecting to avoid simply engaging in good faith on Paramount’s financially superior offer.

•
Claim that Paramount’s equity financing can be syndicated at will

•
Warner Bros. asserts that the Ellison Trust and RedBird Capital Partners “have full flexibility and discretion to syndicate any or all of their respective equity commitments between signing and closing, despite the risk that such transactions could require additional regulatory approvals that could delay or frustrate the closing”.

•
Contrary to Warner Bros.’ assertions, no equity syndication could result in incremental risk to the acquisition of Warner Bros. because there is no financing condition in the February 10 Paramount/Warner Bros. Merger Agreement and there was never any financing condition in the December 22 Paramount/Warner Bros. Merger Agreement or the December 4 Paramount/Warner Bros. Merger Agreement and both the Ellison Trust and RedBird remain obligated to fund all amounts under their commitment without regard to any assignment.

•
Furthermore, Warner Bros.’ advisors on December 1, 2025 specifically asked for the Ellison family to backstop $40.4 billion of equity and syndicate that equity if it chooses through an investment vehicle — which is the exact structure provided for in the December 4 Improved Proposal and that was used in the Twitter transaction.

•
In any event, Larry Ellison is now personally guaranteeing $44.6 billion of the equity financing for Paramount’s $30.00 per share cash offer, nullifying any such concerns regarding a syndication.

•
Claims that Warner Bros. had “extensive engagement” with Paramount and that Paramount “has essentially remained entirely unresponsive to WBD’s feedback”

•
Despite never having engaged in a single “real time” negotiating session with Paramount or providing a single mark-up of a single transaction document to Paramount, Warner Bros. misleadingly characterizes its unusual sale “process” as having included “extensive engagement” and makes numerous incorrect allegations that Paramount was not responsive to “specific” feedback provided by Warner Bros.

•
As one example, Warner Bros. cites desired flexibility with respect to interim operating covenants, notably omitting that Paramount repeatedly assured Warner Bros. and its representatives, including in writing, that it was prepared to provide flexibility on these items if only Warner Bros. would provide specific guidance as to the flexibility it required.

•
It is telling that Warner Bros. noted in the Warner Bros. 14D-9 that, on December 3, 2025, “[t]he WBD Board also instructed WBD’s management and advisors to remain engaged with the other bidders” and not only Netflix. Instead, Warner Bros. inexplicably chose on December 4th to make no effort to even speak with Paramount or its representatives about anything despite being in possession of a $30 per share cash offer that addressed the concerns actually articulated by Warner Bros. to Paramount, not the purported issues that Warner Bros. and its advisors now may wish they had articulated to Paramount to justify their conduct and decision-making. In the Warner Bros. 14D-9, Warner Bros. states in conclusory fashion that the December 4 Improved Proposal “did not present any actionable improved proposal for consideration” (despite reflecting an increase of $3.50 from Paramount’s last offer and a full equity backstop from the Ellison family) and, for some reason, that “it would not have been appropriate to [respond to Paramount] in the midst of the WBD Board’s deliberations” about the Netflix transaction. What was not “appropriate” was racing to conclude the inferior transaction without lifting a finger to attempt to secure the superior one.
•
Warner Bros. cites these mischaracterizations to justify its argument that the Paramount transaction was not capable of immediate execution. As Paramount repeatedly assured Warner Bros. and its representatives, including in writing, despite the facts that Warner Bros. never engaged in a single “real time” negotiating session with Paramount or provided a single mark-up of a single transaction document to Paramount, Paramount was prepared to execute the transaction documents it submitted with its December 4 $30 all-cash offer and enter into a transaction immediately. Had Warner Bros. provided even minimal engagement, let alone the level of engagement that Netflix received from Warner Bros. and its representatives throughout the week of December 1, Warner Bros. stockholders would have been provided with the best transaction available.

•
Claim that the December 8 Offer would restrict Warner Bros. from refinancing its bridge loan and potentially cause Warner Bros. to incur $1.5 billion in additional financing costs

•
Warner Bros. asserts that the December 4 Paramount/Warner Bros. Merger Agreement would have provided Paramount an “absolute consent right” over the terms of Warner Bros.’ refinancing of its bridge loan facility and the right to require that Warner Bros. pay approximately $1.5 billion to the holders of certain exchangeable notes in order to facilitate Paramount’s transaction financing.

•
To the contrary, in response to non-specific concerns raised by Warner Bros. with respect to its financing needs, Paramount revised its proposal between December 1 and December 4 to provide Warner Bros. with flexibility to refinance the bridge facility so long as the refinancing was mandatorily redeemable at par at closing and the aggregate principal amount of the refinancing indebtedness did not exceed the indebtedness being refinanced.

•
The assertion that Paramount required an “absolute consent right” misrepresents the terms of both the December 4 Improved Proposal and Paramount’s December 8 Offer, as well as the February 10 Offer and the December 22 Offer, and is clearly in tension with Paramount’s demonstrated commitment to working with Warner Bros. to resolve issues.

•
Claim that the December 8 Offer did not include adequate regulatory commitments from the Ellisons

•
Pursuant to Section 6.16(d) of the December 4 Paramount/Warner Bros. Merger Agreement, Paramount was required to “use its reasonable best efforts to cause the Equity Financing Sources to make any necessary filings with or submissions to, or supply information or documentation to, Governmental Entities in connection with the filings, notices and reports as required by this Agreement.”

•
In fact, as noted above, Larry Ellison and David Ellison have both already submitted premerger notification filings under the HSR Act.

•
In addition, Section 6.4(f) of the December 4 Paramount/Warner Bros. Merger Agreement provides that Paramount “shall not, and shall cause its Affiliates not to, acquire, or propose, announce an intention, enter into any agreements, agree or otherwise make a commitment to acquire, any business, whether by merger, consolidation, purchase of property or assets, licenses or otherwise, that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions”.

•
The definition of “Affiliate” specifically notes that “with respect to Section 6.4(f), ‘Affiliate’ shall include Ellison (as defined in Buyer’s Organizational Documents)”.

•
Paramount’s amended and restated certificate of incorporation defines “Ellison” as “(i) The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC, Pinnacle Media Ventures III, LLC, Hikouki, LLC, Aozora, LLC and Furaito, LLC; (ii) Larry Ellison; (iii) David Ellison; (iv) any Permitted Entity of a Person identified in clause (i), (ii) or (iii); (v) any Family Member of Larry Ellison or David Ellison and (vi) any Affiliate of the foregoing, in each case, that hold shares of Common Stock; provided, for purposes of this Amended and Restated Certificate, that any right, obligation or action that may be exercised or taken at the election of Ellison may be taken at the election of such Persons acting by a majority of shares held by such Persons or any Persons designated by any of them.” [Emphasis added].

•
Nonetheless, Paramount has included in the February 10 Offer and the December 22 Offer a direct obligation for each of Larry Ellison and the Ellison Trust to furnish information in connection with and cooperate to obtain regulatory approvals, and refrain from entering into agreements that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions, nullifying this claim by Warner Bros. and reflecting Paramount’s commitment to work with Warner Bros. to resolve issues not create “loopholes”. This obligation is directly enforceable by Warner Bros. under the guarantee provided to Warner Bros. by Larry Ellison and the Ellison Trust.

•
Claim that the Proposed Netflix Transaction offers a “strong regulatory package”

•
Warner Bros. claims that the Netflix transaction has a “strong regulatory package”, seemingly in an attempt to justify the view it is now espousing that the Proposed Netflix Transaction and Paramount’s proposed transaction present the same regulatory risk.

•
In fact, the Netflix Merger Agreement contains significantly weaker regulatory commitments than the February 10 Paramount/Warner Bros. Merger Agreement, the December 22 Paramount/Warner Bros. Merger Agreement and the December 4 Paramount/Warner Bros. Merger Agreement. While Paramount has agreed to take any regulatory actions that would not result in a material adverse effect on the combined business of Paramount and Warner Bros., Netflix has excluded from its regulatory commitment actions that would have a material adverse effect on the Streaming & Studios businesses or that involve, apply to, restrict or affect the operation, contracts, business or assets of Netflix. In other words, Warner Bros. touts this regulatory commitment as reflective of Netflix’s “strong regulatory package” even though Netflix has no requirement to take any action that “involves” any “operation, contracts, business or assets” of Netflix. Netflix also negotiated for a 21-month outside date, as compared to the 18-month outside date that Paramount accepted in the December 4 Paramount/Warner Bros. Merger Agreement, the December 22 Paramount/Warner Bros. Merger Agreement and the February 10 Paramount/Warner Bros. Merger Agreement.

•
Nonetheless, to match the regulatory termination fee in the Netflix Merger Agreement, Paramount has increased its regulatory termination fee from $5 billion to $5.8 billion in the December 22 Paramount/Warner Bros. Merger Agreement and the February 10 Paramount/Warner Bros. Merger Agreement.

•
In summation, the purported issues with Paramount’s offers identified by Warner Bros. in the Warner Bros. 14D-9 were often exaggerated and misleading, in some cases were at odds with the text of the underlying documents and the factual record, and in many cases were identified to Paramount as issues for the first time well after Warner Bros. made its decision to enter into a transaction with Netflix. As Paramount has repeatedly demonstrated, including in the February 10 Offer and the December 22 Offer, had Warner Bros. meaningfully engaged with Paramount, it would have become clear that its purported issues were simply not salient or apposite or were easily capable of being resolved. Instead, Warner Bros. committed itself and its stockholders to an obviously financially inferior transaction with extraordinary regulatory risk and a longer timeline to a possible closing, which Warner Bros. continues to justify. As a result, Paramount made the decision to publicly bring its proposal to Warner Bros. stockholders.

On December 17, 2025, in response to the Warner Bros. 14D-9, Paramount issued a press release affirming its commitment to its superior Offer. The press release further noted that “missing in WBD’s long exposition of its flawed process is any financial analysis whatsoever to show what numbers the WBD Board considered. Where is the valuation of the stub equity in Global Linear Networks? Where is the description of the financial analysis their bankers provided — disclosure that is standard when a board of directors explains its thinking to its shareholders? WBD shareholders deserve to know this information and understand what is being hidden from them.” To date, Warner Bros. has not provided any supporting financial analysis for its decision to take the Netflix offer, or its valuation of the Global Linear Networks business.
Also on December 17, 2025, the Chair of the Warner Bros. Board, Samuel Di Piazza, conducted an interview with David Faber on CNBC’s “Squawk Box” where he noted that Warner Bros. views the Netflix Merger Agreement as superior to the Offer in part because “[i]t includes Discovery Global, which has two factors. It not only has the factor of its value and that’s what you guys have all been focused on. Analysts said $3, $4, $5 the market will ultimately decide on,” despite Warner Bros. not having produced any analysis supporting its valuation of the Global Linear Networks business in its determination that the Netflix Merger Agreement is superior to the Offer.
The next day, on December 18, 2025, a financial advisor to Warner Bros. conducted an interview on CNBC where he discussed the Warner Bros. sale “process” and noted that the Netflix offer has better “risk adjusted value” and includes “the so-called stub value, or the value per share of Discovery Global, the spin-off, and the street is all over the place on the valuation of that — some say it is as low as $1 and some say it is as high as $4”, in contrast to the values cited by Samuel Di Piazza the day prior, including, at the low end of the range, valuations that would cause the aggregate economic value of the transactions contemplated by the Netflix Merger Agreement to very clearly fall below the $30 per share Offer.
On December 22, 2025, Paramount filed Amendment No. 7 to the Schedule TO to amend and extend the Offer until January 21, 2026.
A tabular comparison of key terms of the December 22 Offer against the transaction with Netflix that the Warner Bros. Board selected under the Original Netflix Merger Agreement is provided below, which comparison is qualified in its entirety by reference to the full text of the corresponding agreements:
Term	Original Netflix Merger Agreement	December 22 Paramount/Warner Bros. Merger Agreement
Structure	• Acquisition of the Streaming & Studios businesses following an internal reorganization and a spin-off of the Global Linear Networks businesses and other assets into SpinCo	• Acquisition of all of Warner Bros.
Consideration
•
$23.25 per Warner Bros. share in cash, plus

•
a to-be-determined number of shares of Netflix stock equal to:

•
0.0376, if the 15-day volume-weighted average trading price prior to closing (the “Netflix VWAP”) is equal to or greater than $119.67;

•
the quotient obtained by dividing $4.50 by the Netflix VWAP, if the Netflix VWAP is greater than $97.91 but less than $119.67; or

•
0.0460, if the Netflix VWAP is less than or equal to $97.91

• $30 per Warner Bros. share in cash

Term	Original Netflix Merger Agreement	December 22 Paramount/Warner Bros. Merger Agreement

•
Consideration payable to Warner Bros. stockholders is subject to dollar-for-dollar reduction based on the net debt of SpinCo (which reduction in consideration is left to Warner Bros., in its sole discretion)

• No reduction to consideration
Financing	• $59.0 billion of debt financing provided by Wells Fargo, BNP and HSBC
•
$40.7 billion of equity capital provided by the Ellison Trust and RedBird

•
Mr. Larry Ellison is providing a personal guarantee of the Ellison Trust’s $40.4 billion equity commitment

•
$54.0 billion of debt financing provided by BofA, Citi and Apollo

Regulatory Efforts Commitment
•
No requirement to agree to any remedy that:

•
would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of Streaming & Studios; or

•
involves, applies to, restricts, or affects the operation, contracts, business or assets of Netflix

•
No requirement to agree to any remedy that, individually or in the aggregate with all other remedies, would reasonably be expected to have a material adverse effect on Paramount and its subsidiaries, including Warner Bros. and its subsidiaries

	• Commitment to litigate	• Commitment to litigate
Regulatory Reverse Termination Fee	• $5.8 billion, payable by Netflix upon, among other things, termination for failure to obtain required regulatory approvals	• Same
Outside Date	• 21 months (15 months plus two 3-month extensions if required regulatory approvals have not been obtained)	• 18 months (12 months plus two 3-month extensions if required regulatory approvals have not been obtained)
Warner Bros. Termination Fee	• $2.8 billion (~3.89% of equity value), payable by Warner Bros. upon, among other things, termination for Superior Proposal	• 3.75% of equity value (~$2.9 billion), payable by Warner Bros. upon, among other things, termination for Superior Proposal
On December 23, 2025, Paramount received a request for additional information and documentary material from the Antitrust Division of the Department of Justice in connection with the Offer.
On January 7, 2026, Warner Bros. filed an amendment to the Warner Bros. 14D-9 (the “Amended Warner Bros. 14D-9”), rejecting the December 22 Offer, which repeated many of the same critiques about the Offer that were in the Warner Bros. 14D-9 without engaging in any dialogue with Paramount or providing any added disclosures supporting such critiques, including that “the risk-adjusted value offered by PSKY is inadequate and not superior when compared to the Netflix Merger,” and that “WBD would be required to abandon the Separation and Distribution of [Global Linear Networks]” at “significant costs.” The Amended Warner Bros. 14D-9 also relied on new justifications to favor the Proposed Netflix Transaction at all costs. Such retrofitted justifications included that Paramount’s debt financing poses a risk that the Debt Commitment Parties might breach their market-standard contractual commitments. In making this assertion, the Warner Bros. Board has not provided any actual evidence that Bank of America, Citi and Apollo are more likely to breach their fully enforceable contractual obligations — which the Debt Commitment Parties have reaffirmed remain in full force and effect — than Netflix’s debt financing sources — Wells Fargo, HSBC and BNP Paribas.
That same day, Pentwater wrote to the Warner Bros. Board faulting Warner Bros. for failing to disclose to stockholders “financial information” that would “help [stockholders] evaluate the very real risk that there will be a ‘dollar-for-dollar’ reduction to the price per share of cash consideration paid by Netflix because of the excessive debt load at” Global Linear Networks. Pentwater also noted that “The debt in Paramount’s offer is guaranteed by Bank of America, Citigroup, and Apollo and the equity is guaranteed by the Ellison family. If the Ellison family had a credit rating, it would be AAA.”
On January 12, 2026, Paramount filed a complaint in Delaware Chancery Court seeking Warner Bros. and the Warner Bros. Board to supplement and correct all misleading and incomplete disclosures in the Warner Bros. 14D-9 and the Amended Warner Bros. 14D-9, including with respect to how the Net Debt Adjustment is intended to work and the quantitative and qualitative analysis of its “risk adjustment” of the Offer.
On January 12, 2026, Paramount sent a letter to Warner Bros. stockholders stating, among other things, that it intends to nominate directors for election at Warner Bros.’ 2026 Annual Meeting of Stockholders and solicit against the approval of the Proposed Netflix Transaction.
On January 14, 2026, Warner Bros. and the Warner Bros. Board filed a response to Paramount’s complaint, noting that they would file a proxy statement that contains significant additional disclosure about the Proposed Netflix Merger, the fairness opinions and work of financial advisors, and more.
On January 15, 2026, a hearing was held on Paramount’s motion to expedite its complaint seeking supplemental and corrective disclosures from Warner Bros. and the Warner Bros. Board. The Court declined to expedite the proceedings and instructed the parties to meet and confer on next steps. In so doing, the Court did not address the merits of Paramount’s arguments.
On January 19, 2026, Warner Bros. and Netflix amended the Original Netflix Merger Agreement to, among other things, reflect an all-cash offer by Netflix.
A tabular comparison of key terms of the December 22 Offer against the Proposed Netflix Transaction is provided below, which comparison is qualified in its entirety by reference to the full text of the corresponding agreements:

Term	Netflix Merger Agreement	December 22 Paramount/Warner Bros. Merger Agreement
Structure	• Acquisition of the Streaming & Studios businesses following an internal reorganization and a spin-off of the Global Linear Networks businesses and other assets into SpinCo	• Acquisition of all of Warner Bros.
Consideration
•
$27.75 per Warner Bros. share in cash

•
Consideration payable to Warner Bros. stockholders is subject to reduction based on the net debt of Global Linear Networks (which reduction in consideration is left to Warner Bros., in its sole discretion)

•
Net debt to be $17.0 billion as of June 30, 2026, decreasing over time to $16.1 billion as of December 31, 2026

•
Based on such reduction, the consideration could be as little as $21.23

• $30 per Warner Bros. share in cash • No reduction to consideration
Financing	• $67.2 billion of debt financing provided by Wells Fargo, BNP and HSBC
•
$40.7 billion of equity capital provided by the Ellison Trust and RedBird

•
Mr. Larry Ellison is providing a personal guarantee of the Ellison Trust’s $40.4 billion equity commitment

•
$54.0 billion of debt financing provided by BofA, Citi and Apollo

Regulatory Efforts Commitment
•
No requirement to agree to any remedy that:

•
would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of Streaming & Studios; or

•
involves, applies to, restricts, or affects the operation, contracts, business or assets of Netflix

•
No requirement to agree to any remedy that, individually or in the aggregate with all other remedies, would reasonably be expected to have a material adverse effect on Paramount and its subsidiaries, including Warner Bros. and its subsidiaries

	• Commitment to litigate	• Commitment to litigate
Regulatory Reverse Termination Fee	• $5.8 billion, payable by Netflix upon, among other things, termination for failure to obtain required regulatory approvals	• Same

Term	Netflix Merger Agreement	December 22 Paramount/Warner Bros. Merger Agreement
Outside Date	• 21 months (15 months plus two 3-month extensions if required regulatory approvals have not been obtained)	• 18 months (12 months plus two 3-month extensions if required regulatory approvals have not been obtained)
Warner Bros. Termination Fee	• $2.8 billion (~3.89% of equity value), payable by Warner Bros. upon, among other things, termination for Superior Proposal	• 3.75% of equity value (~$2.9 billion), payable by Warner Bros. upon, among other things, termination for Superior Proposal
On January 20, 2026, Warner Bros. filed a preliminary proxy statement with the SEC soliciting votes in favor of the Proposed Netflix Merger (the “Warner Bros. Preliminary Proxy Statement”). The Warner Bros. Preliminary Proxy Statement included the financial analyses of Global Linear Networks that the Warner Bros. Board considered, which included the selected public companies analysis on a whole company basis, the selected public companies sum-of-the-parts analysis and the selected transaction analysis. A discounted cash flow analysis — typically considered the gold standard in valuation — was also conducted by Warner Bros.’ financial advisors, but the Warner Bros. Board chose to disregard it without providing any explanation.
Also, according to the Warner Bros. Preliminary Proxy Statement, the Warner Bros. Board had previously received, on December 4, 2025 and in advance of executing the Original Netflix Merger Agreement, materials that referenced an illustrative approximate implied equity value reference range for Global Linear Networks of $0.42 to $2.09 per share. This means that when Warner Bros. rushed to sign its agreement with Netflix on December 4, 2025, it valued Global Linear Networks at no more than $2.09 per share, implying a total value to Warner Bros. stockholders from a transaction with Netflix at such time of $28.17 to $29.84 per Share, less than Paramount’s $30.00 per Share all-cash Offer and December 4 Improved Proposal.
Versant Media Group, Inc. (“Versant”), a portfolio of cable channels that Comcast has spun off to its stockholders, is a relevant public comparable company for Global Linear Networks. Shares of Versant closed at $32.44 per share on January 21, 2026, implying an enterprise value to one-year forward EBITDA multiple of 3.6x to 3.9x, based on Versant management’s guidance of $1,850 million – $2,000 million of 2026E EBITDA. In contrast, Warner Bros.’ advisors selected a valuation range of 4.5x to 5.5x 2026E EBITDA for Global Linear Networks in their public comparables valuation analysis, over a 1.0x premium to Versant at the midpoint.
For several reasons, Paramount believes Global Linear Networks will ultimately trade at a discount to Versant. These include (but are not limited to): (i) materially higher leverage at Global Linear Networks (in excess of 4.0x net leverage) compared to Versant (approximately 1.25x net leverage); (ii) Versant’s significantly greater exposure to live news and sports programming — which Paramount believes represents the highest-value category within pay television — accounting for approximately 62% of Versant’s audience vs. approximately 20% for Warner Bros., underpinned by Versant’s robust portfolio of sports rights, whereas Warner Bros. lost its anchor NBA rights in 2025 and likely faces limited capacity to reinvest in marquee sports given its higher leverage; and (iii) Versant’s ownership of a meaningful portfolio of higher-growth digital assets, including GolfNow, Rotten Tomatoes and Fandango, whereas Global Linear Networks’ only major digital asset is Bleacher Report.
Applying Versant’s trading multiple on January 21, 2026, based on the midpoint of Versant’s management guidance for 2026E EBITDA ($1.85 – $2.00 billion), and $3.9 billion of next twelve months EBITDA (consistent with the Warner Bros. Board estimate of $4.6 billion of EBITDA in 2026E and $3.6 billion in 2027E) for Global Linear Networks as of the estimated Warner Bros. Separation completion date (Q3 2026) based on Wall Street consensus estimates, Paramount estimates an implied equity value of $0.00 per share for Global Linear Networks, after giving effect to approximately $15 billion of net debt (which has been disclosed at the higher amount of $17.0 billion as of June 30, 2026, decreasing over time to $16.1 billion as of December 31, 2026) to be allocated to the Global Linear Networks business.
On January 22, 2026, we filed a preliminary proxy statement soliciting votes against the Special Meeting Proposals (the “Paramount Preliminary Proxy Statement”) and we filed Amendment No. 17 to the Schedule TO to amend and extend our Offer until February 20, 2026.
On February 2 and February 9, Warner Bros. filed amendments to the Warner Bros. Preliminary Proxy Statement.
On February 10, 2026, Paramount sent the Warner Bros. Board an updated proposal (the “February 10 Proposal”) to acquire all of the outstanding Shares, which contained the following letter and a copy of the February 10 Paramount/Warner Bros. Merger Agreement:
February 10, 2026
Board of Directors
Warner Bros. Discovery, Inc.
230 Park Avenue South
New York, NY 10003
Dear Directors:
Paramount Skydance Corporation (“Paramount”, “we”, “our” or “us”) is pleased to revise the terms of our pending offer (the “Revised Offer”) to acquire all outstanding shares of Series A common stock of Warner Bros. Discovery, Inc. (“WBD” or “you”) for $30.00 per share in cash as follows:
•
To underscore our confidence in our ability to secure antitrust clearance and the progress we have made to date, we have added a $0.25 per share “ticking fee” in incremental cash to WBD shareholders for every quarter that our transaction has not closed, beginning to accrue on January 1, 2027. This is equivalent to approximately $650 million each quarter.

•
On February 9, 2026, Paramount certified that it has substantially complied with the U.S. Department of Justice’s “second request” for information related to its tender offer to acquire WBD shares.

•
Paramount continues to engage constructively with antitrust enforcers and other regulators around the world to expeditiously secure the regulatory clearances and approvals needed for its tender offer.

•
Separately, Paramount already has secured clearance for its tender offer from the foreign investment authorities in Germany on January 27, 2026.

•
In response to the concerns you raised publicly regarding our December 22 offer, we are introducing solutions which completely eliminate the $1.79 per share of value leakage WBD cited should Paramount’s transaction not close:

•
We will fully and promptly fund the $2.8 billion break fee to Netflix.

•
We will fully reimburse the potential $1.5 billion cost for your debt refinancing, if incurred.

•
We have identified straightforward solutions that provide certainty regarding the refinancing of WBD’s bridge loan.

•
Finally, if you have any latent concern that financial under-performance due to renewal of affiliate contracts at Discovery Global could cause us to declare a Material Adverse Effect under the proposed Paramount/WBD merger agreement and terminate the Paramount transaction, we would be prepared to discuss contractual solutions to address this.
•
Our Revised Offer is fully financed by $43.6 billion of equity commitments from the Ellison Family and RedBird Capital Partners and $54.0 billion of debt commitments from Bank of America, Citigroup and Apollo.1

•
These equity commitments also cover the cash enhancements to certainty listed above, including reserves for the ticking fee, the $2.8 billion break fee to Netflix, the $1.5 billion debt refinancing cost (if incurred) and any incremental breakage costs. As with our December 22 offer, Larry Ellison has provided an irrevocable personal guarantee, now of $43.3 billion, on the equity financing for our Revised Offer, the cash enhancements to certainty and any damages claims against Paramount.

While we have tried to be as constructive as possible in formulating these solutions, several of these items would benefit from collaborative discussion to finalize. If granted a short window of engagement, we will work with you to refine these solutions to ensure they address any and all of your concerns.
Our goal is to offer superior value and certainty to WBD shareholders — our Revised Offer accomplishes both of these objectives.
Terms of Revised Proposal
•
Offer Value:   Each outstanding share of WBD Series A common stock will be exchanged for $30.00 per share in cash.

•
This reflects a total equity value of $78 billion and enterprise value of $108 billion, including the assumption of net debt and noncontrolling interest.

•
Ticking Fee:   Paramount will offer WBD shareholders an incremental “ticking fee” to demonstrate its confidence in obtaining regulatory approval.

•
As described below, Paramount has made substantial progress towards securing unconditional clearances from key antitrust agencies around the world.

•
To underscore our confidence in the speed and certainty of our regulatory pathway, we will offer WBD incremental cash consideration of $0.25 per share each quarter between January 1, 2027, and the consummation of the Paramount transaction. This is equivalent to approximately $650 million each quarter.

•
For the avoidance of doubt, if payable, this ticking fee will increase the cash consideration to WBD shareholders above our proposed $30.00 per share.

•
Break Fee:   Paramount will fund WBD’s $2.8 billion break fee as a separate payment incremental to our cash offer price.

•
Paramount will fund the payment of the $2.8 billion break fee due to Netflix concurrently with the termination of the Netflix agreement.

•
This is laid out in our revised merger agreement that is filed with our Revised Offer.

•
There will be no value leakage for WBD shareholders, and such payment will not reduce our separate $5.8 billion reverse termination fee.

•
Debt Financing Cost:   Paramount will eliminate WBD’s potential $1.5 billion financing cost associated with its debt exchange offer.

•
WBD has expressed concerns that the terms of Paramount’s December 22 offer would unduly restrict WBD’s ability to execute a debt exchange offer WBD must complete prior to December 30, 2026 to avoid paying bondholders a $1.5 billion fee.

1
Committed equity funding includes (i) $40.8 billion to fund $30.00 per share equity purchase price, (ii) $2.8 billion to fund break fee to Netflix and (iii) additional cash reserves.

•
We have a simple solution to this concern that is both (i) risk-free and costless to WBD and (ii) beneficial to creditors:

•
Paramount will agree to fully backstop an exchange offer that relieves WBD of its contractual bondholder obligations. This backstopped exchange results in no risk and no value leakage to WBD shareholders while delivering substantial value to WBD bondholders.

•
This exchange will facilitate the proposed Paramount transaction while leaving bondholders and WBD no worse off in the unlikely event that the Paramount transaction fails to close.

•
We are extremely confident that this will be successful, and therefore we will agree to fully reimburse WBD’s shareholders for the $1.5 billion fee, without reduction to our separate $5.8 billion reverse termination fee, in the unlikely event that (i) the exchange is not successful, and (ii) the Paramount transaction does not close.

•
We believe bondholders will strongly prefer our proposal, which is supported by $43+ billion of new cash equity in a scaled and broadly diversified media enterprise, to bondholders’ current expected position of a second lien on the sub-scale, declining Discovery Global standalone business with uncertain equity value.

•
Discovery Global Performance Uncertainty:   We are prepared to address any concerns WBD has regarding the impact of Discovery Global’s performance on closing certainty.

•
To the extent that WBD is concerned that financial under-performance at WBD’s Global Networks business could cause Paramount to declare a Material Adverse Effect under the proposed Paramount/WBD merger agreement and terminate the Paramount transaction, Paramount is prepared to discuss contractual solutions to address this concern.

•
Bridge Loan Refinancing:   Paramount will provide flexibility for WBD to refinance its existing $15 billion bridge loan.

•
WBD has expressed concern that, should a transaction with Paramount fail to close, WBD will face uncertain future costs and terms to refinance the $15 billion short-term bridge loan it put in place last summer. We have multiple solutions to address this concern:

•
WBD’s current bridge lenders, led by J.P. Morgan, could simply extend the maturity of this facility.

•
To the extent WBD’s current lenders are not prepared to do this, Paramount’s debt financing sources — Bank of America, Citigroup and Apollo — are fully prepared to tailor a solution to refinance this bridge loan and extend the maturity to facilitate this transaction.

•
Our lenders have already provided much larger commitments under Paramount’s $54 billion financing package that will refinance WBD’s bridge loan at the close of the Paramount transaction.

•
For the avoidance of doubt, any refinancing costs in this scenario would be covered by Paramount — and there would be no value leakage for WBD shareholders.

•
Alternatively, we will permit WBD to structure the permanent financing in any way it chooses so long as the debt is redeemable at a commercially reasonable cost upon the close of the Paramount transaction. This is standard in strategic financings of this type.

•
Ultimately, we are willing to engage in a collaborative discussion around the amount of “breakage costs” (e.g., call protection) we would be willing to bear on any new debt put in place by WBD.

•
Interim Operating Covenants:   Paramount will provide WBD flexibility between signing and closing, including by matching any comparable Netflix interim operating covenants.

•
Paramount commits to match any comparable interim operating covenants to which Netflix and WBD agreed.

•
We do recognize that certain terms may not be comparable given the difference in structure between our two deals. Paramount will be constructive and flexible to provide WBD significant latitude to run its business between signing and closing.

•
Committed Debt Financing:   Paramount’s debt financing sources have reaffirmed their commitments and pose no closing risk.

•
WBD raised the certainty of our debt financing as a significant issue in its public response to our December 22 offer. Our previous binding merger agreement contained no financing condition and obligated us to close regardless of the availability of financing.

•
Bank of America, Citigroup and Apollo have confirmed that the commitment letter previously delivered by them to provide $54.0 billion of debt financing to fund Paramount’s proposed acquisition of WBD, regardless of future market conditions, remains in full force and effect.

•
These are global sophisticated financial institutions, with decades of experience financing companies and borrowers in some of history’s largest, most complicated transactions.

•
We would also note that, including run-rate cost synergies, we estimate our net leverage at close will be 4.4x, with a clear path to rapidly de-levering in the near- to medium-term.

Sources of Capital	$bn
Cash Funding from the Ellison Family and RedBird Capital Partners	$43.6
New Transaction Debt	38.6
WBD Bridge Loan Refinancing	15.4
Cash from Combined Balance Sheet	3.5
Total	$101.0
Uses of Capital	$bn
WBD Equity Purchase Price	$77.8
WBD Bridge Loan Refinancing	15.4
Funding of WBD Break Fee to Netflix	2.8
Minimum Balance Sheet Cash at Close	5.0
Total	$101.0

•
Regulatory Approvals:   Since the announcement of our tender offer, we have engaged in proactive and constructive communications with key antitrust regulatory agencies around the world to secure needed clearances as soon as possible.

•
We have already made substantial progress in our efforts in securing those clearances, including having held meetings with and providing customary information to (i) the Antitrust Division of the U.S. Department of Justice, (ii) the European Commission, and (iii) the Competition and Markets Authority in the United Kingdom, among other bodies.

•
On February 9, 2026, Paramount certified to the U.S. Department of Justice that it has substantially complied with the DOJ’s “second request” for information related to its tender offer to acquire WBD shares.

•
Paramount has secured clearance for its tender offer from the foreign investment authorities in Germany on January 27, 2026.

•
We remain confident we can navigate the necessary clearances quickly and efficiently given the Paramount transaction does not raise any competition concerns.

•
The same cannot be said of Netflix, which is dominant in streaming video on demand in the US, EU and dozens of other jurisdictions, and the Netflix transaction will face a long and uncertain regulatory approval process, with a very low likelihood of clearance in any substantial jurisdiction.

Our Superior Proposal
We have always believed our previous offer was superior to the Netflix transaction. With these above described enhancements to value and certainty, our Revised Offer is undoubtedly superior to the Netflix transaction:
•
Our $30.00 all cash Revised Offer (before any ticking consideration) represents more cash to WBD shareholders than the headline $27.75 per share offered under the Netflix transaction, which is subject to an uncertain reduction based upon the net debt allocated to the rapidly declining Discovery Global.

•
We believe the spin-off of Discovery Global has negligible equity value, given the ~$17 billion of debt that WBD plans to allocate to the business. This is an unsustainable amount to support for a cable networks business anticipating a 22% EBITDA decline from 2026 to 2027 and continued double digit declines thereafter.

•
As a result, we expect some portion of this debt to be reallocated to the Studio & Streaming business, which in the Netflix transaction would trigger a “debt adjustment mechanism” whereby cash consideration to WBD shareholders will be reduced on a 1:1 basis.

•
Based on where the most relevant comparable company, Versant, currently trades, at ~3.5x forward EBITDA while capitalized at 1.25x net leverage, it is likely that approximately ~$12 billion of proposed Discovery Global debt will have to be transferred to the Studio & Streaming business to reduce leverage at Discovery Global from the proposed 4.2x level to a more realistic 1.25x level as borne out by the Versant comparable.2

•
This debt reallocation would result in a ~$12 billion dollar-for-dollar reduction in cash proceeds to WBD shareholders, reducing the headline $27.75 per share Netflix transaction price by $4.55 per share, thereby reducing the total cash to WBD shareholders by 16% to $23.20 per share3.

•
As WBD’s own merger proxy acknowledges, the Netflix transaction leaves WBD shareholders with significant uncertainty regarding how much cash they will receive and how much exposure they will have to the declining Discovery Global business.

•
Additionally, considering the Paramount transaction’s higher certainty and shorter path to close — relative to a Netflix transaction that faces substantial regulatory scrutiny and a long, drawn-out timeline — our $30.00 all-cash Revised Offer reflects an even greater premium to $27.75 on a present value basis. The present value of the $27.75 headline Netflix transaction price is reduced to ~$26.45 if the Netflix transaction takes just six months longer to close — a ~$1.30 per share reduction to WBD shareholders.4

•
In other words, after accounting for the time value of money, our $30.00 all-cash Revised Offer should be compared to ~$26.45 in cash consideration from Netflix, not $27.75, even if you disregard the net debt adjustment outlined above. And unlike the Netflix transaction, which exposes WBD shareholders to this value destruction over the course of its long and uncertain approval timeline, our Revised Offer compensates WBD shareholders for any unanticipated delay in closing through an incremental ticking fee.

We note that, to engage with Paramount under the terms of the Netflix agreement, you must simply conclude that this Revised Proposal could reasonably lead to a superior outcome for your shareholders. We are highly confident our Revised Proposal surpasses this standard as a superior package to the Netflix agreement.

2
Based on $17.0 billion of net debt and $4.1 billion of NTM EBITDA as of June 30, 2026, per WBD’s disclosed financial projections for Discovery Global (Adjusted EBITDA Post-SBC of $4.6 billion for 2026 and $3.6 billion for 2027).

3
Calculated using a total of 2,612,605,808 shares of WBD Common Stock, per WBD disclosure.

4
Reflects an illustrative 10% discount rate applied to $27.75 in consideration over a 6-month period.

We appreciate this has been a long and involved process for all parties. We believe we have a path to bring this to a rapid conclusion that would be in the best interests of WBD and its shareholders. We hope you will decide to engage with us to enable that value-maximizing outcome.
Sincerely,
David Ellison
Chairman and Chief Executive Officer
Paramount Skydance Corporation
A tabular comparison of key terms of the February 10 Paramount/Warner Bros. Merger Agreement against the Proposed Netflix Transaction is provided below, which comparison is qualified in its entirety by reference to the full text of the corresponding agreements:
Term	Netflix Merger Agreement	February 10 Paramount/Warner Bros. Merger Agreement
Structure	• Acquisition of the Streaming & Studios businesses following an internal reorganization and a spin-off of the Global Linear Networks businesses and other assets into SpinCo	• Acquisition of all of Warner Bros.
Consideration
•
$27.75 per Warner Bros. share in cash

•
Consideration payable to Warner Bros. stockholders is subject to reduction based on the net debt of Global Linear Networks (which reduction in consideration is left to Warner Bros., in its sole discretion)

•
Net debt to be $17.0 billion as of June 30, 2026, decreasing over time to $16.1 billion as of December 31, 2026

•
Based on such reduction, the consideration could be as little as $21.23

•
$30.00 per Warner Bros. share in cash, plus an amount in cash equal to $0.00277778 multiplied by the number of calendar days elapsed after December 31, 2026 (which, for the avoidance of doubt, shall not exceed $0.25 per 90 calendar day period)

•
No reduction to consideration

•
Prepayment of Netflix Merger Agreement termination fee

Financing	• $67.2 billion of debt financing provided by Wells Fargo, BNP and HSBC
•
$44.9 billion of equity capital provided by the Ellison Trust and RedBird

•
Mr. Larry Ellison is providing a personal guarantee of the Ellison Trust’s $44.6 billion equity commitment

•
$54.0 billion of debt financing provided by BofA, Citi and Apollo

Term	Netflix Merger Agreement	February 10 Paramount/Warner Bros. Merger Agreement
Regulatory Efforts Commitment
•
No requirement to agree to any remedy that:

•
would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of Streaming & Studios; or

•
involves, applies to, restricts, or affects the operation, contracts, business or assets of Netflix

•
Commitment to litigate

•
No requirement to agree to any remedy that, individually or in the aggregate with all other remedies, would reasonably be expected to have a material adverse effect on Paramount and its subsidiaries, including Warner Bros. and its subsidiaries

•
Commitment to litigate

Regulatory Reverse Termination Fee	• $5.8 billion, payable by Netflix upon, among other things, termination for failure to obtain required regulatory approvals	• Same
Outside Date	• 21 months (15 months plus two 3-month extensions if required regulatory approvals have not been obtained)	• December 31, 2026 plus two 3-month extensions if required regulatory approvals have not been obtained
Warner Bros. Termination Fee	• $2.8 billion (~3.89% of equity value), payable by Warner Bros. upon, among other things, termination for Superior Proposal	• 3.75% of equity value (~$2.9 billion), payable by Warner Bros. upon, among other things, termination for Superior Proposal
On February 10, 2026, we filed this Proxy Statement to amend and restate the Paramount Preliminary Proxy Statement and we filed Amendment No. 19 to the Schedule TO to amend and extend the Offer until March 2, 2026.
On the morning of February 17, 2026, Warner Bros. issued a press release announcing that it will hold the Special Meeting on March 20, 2026 and that Warner Bros. had commenced mailing of its definitive proxy statement. Warner Bros. also announced that representatives of Warner Bros. had solicited and obtained from Netflix a limited waiver under the terms of the Netflix Merger Agreement to permit Warner Bros. to engage in discussions with Paramount regarding a potential transaction for a seven-day period ending on February 23, 2026. The Warner Bros. Board chose to take this action rather than make a determination that the February 10 Offer could reasonably be expected to result in a superior proposal.
That same day, the Warner Bros. Board sent the Paramount Board a letter that, among other things, repeated many of the assertions Warner Bros. had previously made regarding Paramount’s Offer. The letter also stated that Warner Bros. would deliver to Paramount copies of transaction documents for a potential transaction with Paramount, which were received by counsel to Paramount later that day.
Later in the afternoon of February 17, 2026, Paramount issued a press release acknowledging the announcement from Warner Bros. and noting that, although the Warner Bros. Board’s actions were unusual, Paramount intends to engage with Warner Bros. in good faith to negotiate a transaction during the seven-day period permitted by the limited waiver.
CERTAIN INFORMATION REGARDING THE OFFER
Our Offer is described in the Offer to Purchase. Warner Bros. stockholders are advised to read the Schedule TO, the Offer to Purchase, the Letter of Transmittal and all other applicable documents and any amendments or supplements thereto if and when they become available because each contains or will contain important information.

The purpose of our Offer is for Paramount to acquire control of, and ultimately the entire equity interest in, Warner Bros. If the Offer is consummated, we intend, substantially concurrently with and following the completion of the Offer, to consummate a merger of Prince Sub with and into Warner Bros. (this merger is referred to as the second-step merger). The purpose of this second-step merger is for Paramount to acquire all outstanding Shares that were not acquired in the Offer. In the second-step merger, each remaining Share (other than Shares held in treasury by Warner Bros., Shares owned by Paramount or any of its wholly owned subsidiaries or Shares as to which appraisal rights have been properly exercised by the holders or beneficial owners of such Shares in accordance with Delaware law) will be converted into the right to receive the same amount of cash as is received by Warner Bros. stockholders pursuant to the Offer. If the Minimum Tender Condition, the Paramount/Warner Bros. Merger Agreement Condition and the other conditions of our Offer are satisfied and our Offer is consummated, the second-step merger will be effected promptly following consummation of our Offer.
Consummation of the Offer is conditioned upon, among other things, the following conditions: (i) Warner Bros. shall have entered into the February 10 Paramount/Warner Bros. Merger Agreement (the “Paramount/Warner Bros. Merger Agreement Condition”), other than changes mutually agreed between Warner Bros. and Paramount; (ii) the conditions to the second-step merger contained in the February 10 Paramount/Warner Bros. Merger Agreement, other than the conditions that, by their nature, can only be satisfied at the closing of the second-step merger, shall have been satisfied or waived by the party entitled to waive them (the “Paramount/Warner Bros. Merger Agreement Closing Conditions Condition”), (iii) the Warner Bros. Separation shall not have been consummated (the “Warner Bros. Separation Condition”) (and no dividend to effectuate the Warner Bros. Separation shall have been declared or made); (iv) Warner Bros. stockholders shall have validly tendered and not withdrawn prior to the expiration of the Offer at least that number of Shares that constitutes a majority of the then-outstanding Shares on a fully diluted basis (the “Minimum Tender Condition”); (v) the restrictions on business combinations under Section 203 of the DGCL shall be inapplicable to the second-step merger following the Offer (the “Section 203 Condition”); (vi) the waiting period applicable to the Offer and the second-step merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated, and any commitments not to close the Offer or the second-step merger before a certain date under a timing agreement entered into by Paramount or Prince Sub with any governmental entity shall have expired or been terminated and any applicable mandatory waiting period, clearance or affirmative approval of any governmental body, agency or authority shall have expired or been obtained (the “Competition Laws Condition”); (vii) no governmental entity shall after the date of the Offer to Purchase have enacted, issued or promulgated any law or order that is in effect and that restrains, enjoins or otherwise prohibits consummation of the Offer or the second-step merger (the “Injunction Condition”); (viii) there shall not have occurred any effect, event, development, change, state of facts, condition, circumstance or occurrence, that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Offer to Purchase) (the “Material Adverse Effect Condition”); (ix) no approval, clearance, consent, registration, permit, authorization or other confirmation required under applicable law or by any governmental body, agency or authority in connection with the consummation of the Offer or the second-step merger shall have imposed any remedy that, individually or in the aggregate with all other remedies imposed, to be taken or agreed to, would reasonably be expected to have a material adverse effect on the combined company following consummation of the Offer and the second-step merger (the “Regulatory Material Adverse Effect Condition”); (x) the Netflix Merger Agreement shall have been validly terminated in accordance with its terms and Warner Bros. stockholders shall not have adopted the Netflix Merger Agreement and shall not have approved the transactions contemplated thereby (the “Termination of Netflix Merger Agreement/Shareholder Vote Condition”); and (xi) Warner Bros. shall have retained 100% ownership of its Global Linear Networks business (the “Global Linear Networks Ownership Condition”). Each of the conditions of our Offer is set forth in full in Section 14 — “Conditions of the Offer” of the Offer to Purchase, a copy of which is filed as an exhibit to the Schedule TO.
Consummation of our Offer is not subject to any financing condition.
There is no guarantee that the conditions to our Offer will be met. As a result, Warner Bros. stockholders cannot be guaranteed that the $30.00 per Share price offered in our Offer will be paid to them based solely on their rejection of the Netflix Merger Proposal.

Paramount and Prince Sub are seeking to negotiate a definitive agreement for the acquisition of Warner Bros. by Paramount and are prepared to begin such negotiations immediately. Subject to applicable law, we reserve the right to amend our Offer in any respect (including amending the price proposed to be paid in the Offer). In addition, in the event that we enter into a merger agreement with Warner Bros. and such merger agreement does not provide for a tender offer, we reserve the right to terminate our Offer, in which case the Shares would, upon consummation of such merger, be converted into the consideration negotiated by us and Warner Bros. and specified in such merger agreement.
CERTAIN INFORMATION REGARDING THE PROPOSED NETFLIX MERGER
At the Special Meeting, Warner Bros. stockholders of record at the close of business on the Record Date will be voting on, among other things, whether to adopt the Netflix Merger Agreement. The following description of the Netflix Merger Agreement and the Proposed Netflix Transaction is adapted from the Warner Bros. Proxy Statement, which contains a more detailed summary of the Proposed Netflix Transaction and the full text of the Netflix Merger Agreement.
Merger Consideration and Stock Ownership Following the Proposed Netflix Transaction
According to the Warner Bros. Proxy Statement, under the terms of the Netflix Merger Agreement, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Netflix, Warner Bros. or Nightingale Merger Sub immediately prior to the Effective Time and Shares as to which appraisal rights have been properly exercised) shall be converted into the right to receive (a) an amount in cash equal to $27.75, without interest, less any required withholding taxes and less the amount of any Net Debt Adjustment, which Net Debt Adjustment, as noted above, could result in the amount of cash paid to Warner Bros. stockholders being as little as $21.23, plus (b) the to-be-issued Global Linear Networks equity which Allen & Company and J.P. Morgan have calculated as having a value as low as $0.72 per share based on discounted cash flow analyses.
Conditions to the Completion of the Proposed Netflix Merger
According to the Warner Bros. Proxy Statement, the obligations of each of Warner Bros., Netflix and Nightingale Merger Sub to complete the Proposed Netflix Merger are subject to the satisfaction or waiver of the following conditions:
•
the consummation of the Warner Bros. Separation in all material respects in accordance with the principal terms of the Separation and Distribution Agreement (as defined in the Netflix Merger Agreement);

•
adoption by Warner Bros. stockholders of the Netflix Merger Agreement;

•
the expiration or termination of the applicable waiting period (or any extension thereof) under the HSR Act, and the expiration of certain other mandatory waiting periods or receipt of certain other clearances or affirmative approvals of certain other governmental bodies, agencies or authorities; and

•
the absence of any law or order, issued by a court or governmental entity of competent jurisdiction, restraining, enjoining, prohibiting or preventing the consummation of the Proposed Netflix Merger.

In addition, the obligations of Warner Bros. to complete the Proposed Netflix Merger are subject to the satisfaction or, to the extent permitted by law in accordance with the Netflix Merger Agreement, waiver of the following conditions:
•
the representations and warranties of Netflix and Nightingale Merger Sub relating to (i) Netflix’s and Nightingale Merger Sub’s legal organization and good standing and (ii) the corporate power and authority of Netflix and Nightingale Merger Sub to enter into the transaction documents and consummate the transactions contemplated thereby, in each case, being true and correct in all material respects, at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of Netflix and Nightingale Merger Sub that are qualified by a “Buyer Material Adverse Effect” (as defined in the Netflix Merger Agreement) qualification being true and correct in all respects as so qualified at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);
•
the other representations and warranties of Netflix and Nightingale Merger Sub being true and correct at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Buyer Material Adverse Effect;

•
the performance in all material respects of all obligations and compliance in all material respects of all covenants in the Netflix Merger Agreement required to be performed or complied with by Netflix and Nightingale Merger Sub prior to the closing; and

•
receipt of a certificate, dated as of the closing date, executed by Netflix’s chief executive officer or another senior officer, certifying that the two conditions above have been satisfied.

In addition, the obligations of Netflix and Merger Sub to complete the Proposed Netflix Merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the Netflix Merger Agreement, waiver of the following conditions:
•
the representations and warranties of Warner Bros. relating to the authorized and outstanding capital stock of Warner Bros. and the absence of Company Material Adverse Effect (as defined in the Netflix Merger Agreement) being true and correct, at and as of closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, except for de minimis inaccuracies;

•
the representations and warranties of Warner Bros. relating to (i) the corporate power and authority of Warner Bros. and the newly formed subsidiary of Newco that will own and operate the Global Linear Networks business following the Warner Bros. Separation to enter into the transaction documents and consummate the transactions contemplated thereby, (ii) the approval by the Warner Bros. Board of the Netflix Merger Agreement and the transactions contemplated thereby, including the Proposed Netflix Merger, (iii) the receipt by the Warner Bros. Board of the respective opinions of Allen & Company and J.P. Morgan as to the fairness, from a financial view, of the consideration payable in the Proposed Netflix Merger and (iv) brokers and finders’ fees, in each case, being true and correct in all material respects, at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date;

•
the representations and warranties of Warner Bros. that are qualified by a “Company Material Adverse Effect” qualification being true and correct in all respects as so qualified at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the performance in all material respects of all obligations and compliance in all material respects of all covenants in the Netflix Merger Agreement required to be performed or complied with by Warner Bros. prior to the closing;

•
the absence, since the date of the Netflix Merger Agreement, of any Company Material Adverse Effect; and

•
receipt of a certificate, dated as of the closing date, executed by Warner Bros.’ chief executive officer or another senior officer, certifying that the six conditions above have been satisfied.

Termination; Termination Fees
Termination of the Netflix Merger Agreement
The Netflix Merger Agreement may be terminated prior to the Effective Time in any of the following ways:
•
by mutual written consent of Warner Bros. and Netflix;

•
by either Warner Bros. or Netflix, if

•
the Proposed Netflix Merger has not been completed by 11:59 p.m. Eastern Standard Time on March 4, 2027, subject to two automatic three (3)-month extensions if on both such dates all of the closing conditions, except those related to regulatory approvals and governmental orders (solely in connection with any antitrust law or foreign regulatory law), have been satisfied or waived (which is referred to as the “End Date”); provided that the foregoing termination right will not be available to a party if such party’s breach of its obligations under the Netflix Merger Agreement was the primary cause of the failure of the closing to occur on or before the End Date;

•
any governmental entity of competent jurisdiction has issued, enacted, enforced or entered any governmental order permanently enjoining or prohibiting the consummation of the Proposed Netflix Merger, and such governmental order has become final and non-appealable; provided that the foregoing termination right will not be available to a party if such party’s breach of its obligations under the Netflix Merger Agreement was the primary cause of such governmental order;

•
the Warner Bros. stockholder meeting (including any adjournments or postponements thereof) has been held and the Warner Bros. stockholder approval was not obtained upon a vote taken thereon; or

•
if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the Netflix Merger Agreement, which breach results in the failure to satisfy certain conditions to the obligations of Warner Bros. to complete the Proposed Netflix Merger (in the case of a breach by Netflix or Nightingale Merger Sub) or certain conditions to the obligations of Netflix or Nightingale Merger Sub to complete the Proposed Netflix Merger (in the case of a breach by Warner Bros.), and such breach is incapable of being cured or, if capable of being cured, has not been cured by the earlier of the End Date and forty-five days after written notice thereof to the party alleged to be in breach; provided, that the foregoing termination right will not be available to any party who is then in material breach of any representation, warranty, agreement or covenant contained in the Netflix Merger Agreement;

•
by Warner Bros., prior to receipt of the Warner Bros. stockholder approval, in order to enter into a definitive agreement providing for a superior proposal, subject to compliance with certain provisions of the Netflix Merger Agreement with respect to such superior proposal; or

•
by Netflix, prior to receipt of the Warner Bros. stockholder approval, if the Warner Bros. Board has effected a change in recommendation with respect to the adoption and approval of the Netflix Merger Agreement and the Proposed Netflix Merger.

According to the Warner Bros. Proxy Statement, if the Netflix Merger Agreement is terminated as described above, the Netflix Merger Agreement will be void and have no effect, and there will be no liability or obligation on the part of any party, except that:
•
certain provisions contained in the Netflix Merger Agreement with respect to effect of termination, the termination fees and other miscellaneous provisions will survive the termination of the Netflix Merger Agreement;

•
the agreements contained in the confidentiality agreement between Warner Bros. and Netflix will survive the termination of the Netflix Merger Agreement; and

•
no termination will relieve any party of any liability for fraud or willful breach of any covenant or obligation contained in the Netflix Merger Agreement prior to its termination.

Transaction Expenses and Termination Fee
According to the Warner Bros. Proxy Statement, except as described below, all costs and expenses incurred in connection with the Netflix Merger Agreement and the other transaction documents will be paid by the party incurring such costs or expenses, except that (i) Netflix will pay all filing fees payable under the HSR Act or in connection with any other applicable antitrust laws or foreign regulatory laws, regardless of whether the transactions contemplated by Netflix Merger Agreement are consummated, (ii) each party has agreed to reimburse the other party for all reasonable and documented out-of-pocket fees and expenses

(including reasonable attorney’s fees) incurred by such party in connection with their respective financing cooperation obligations set forth in the Netflix Merger Agreement and (iii) each party will pay one-half of costs and expenses of filing, printing and mailing the Warner Bros. Preliminary Proxy Statement and the Warner Bros. Proxy Statement (including SEC filing fees).
Warner Bros. has agreed to pay or cause to be paid to Netflix a termination fee equal to $2.8 billion in connection with a termination of the Netflix Merger Agreement under the following circumstances:
•
if Warner Bros. terminates the Netflix Merger Agreement, prior to receipt of the Warner Bros. stockholder approval, in order to enter into a definitive agreement providing for a superior proposal, then Warner Bros. will pay or cause to be paid the termination fee to Netflix concurrently with such termination of the Netflix Merger Agreement;

•
if Netflix terminates the Netflix Merger Agreement, prior to receipt of the Warner Bros. stockholder approval, because the Warner Bros. Board has effected a change in recommendation with respect to the adoption and approval of the Netflix Merger Agreement and the Proposed Netflix Merger, then Warner Bros. will pay or cause to be paid the termination fee to Netflix within three business days of such termination of the Netflix Merger Agreement;

•
if the Netflix Merger Agreement is terminated by Warner Bros. or Netflix due to the Warner Bros. stockholder approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of Warner Bros. stockholders (including any adjournments or postponements thereof) and, immediately prior to the Warner Bros. stockholder meeting, Netflix would have been entitled to terminate the Netflix Merger Agreement because the Warner Bros. Board effected a change in recommendation with respect to the adoption and approval of the Netflix Merger Agreement and the Proposed Netflix Merger, then Warner Bros. will pay or cause to be paid the termination fee to Netflix within three business days of such termination of the Netflix Merger Agreement; and

•
if (i) after the date of the Netflix Merger Agreement, an acquisition proposal (substituting 50% for 20% in the meaning of acquisition proposal) is publicly proposed or publicly disclosed prior to the Warner Bros. stockholder meeting (a “Qualifying Transaction”), (ii) the Netflix Merger Agreement is terminated (1) by Netflix or Warner Bros. as a result of the Warner Bros. stockholder approval having not been obtained or (2) by Netflix as a result of a willful breach by Warner Bros. of its covenants in the Netflix Merger Agreement and (iii) concurrently with or within twelve months after such termination, Warner Bros. consummates a Qualifying Transaction or enters into a definitive agreement providing for a Qualifying Transaction, then Warner Bros. will pay or cause to be paid the termination fee to Netflix upon the earlier of within three business days after the consummation of such Qualifying Transaction or the entry into a definitive agreement providing for a Qualifying Transaction.

Netflix has agreed to pay to Warner Bros. a termination fee equal to $5.8 billion in connection with a termination of the Netflix Merger Agreement under the following circumstances:
•
if the Netflix Merger Agreement is terminated by Warner Bros. or Netflix because the Effective Time has not occurred prior to the End Date due to the closing conditions related to regulatory approvals and governmental orders (in each case, solely as a result of any antitrust law or foreign regulatory law) not being satisfied, but all other closing conditions have been satisfied or waived (or having not been satisfied due to a breach by Netflix or Nightingale Merger Sub of their obligations under the Netflix Merger Agreement); or

•
if the Netflix Merger Agreement is terminated by Warner Bros. or Netflix due to an antitrust or foreign regulatory injunction permanently prohibiting the closing of the Proposed Netflix Merger.

then Netflix will pay the termination fee to Warner Bros., (i) in the case of Netflix’s termination of the Netflix Merger Agreement, prior to or concurrently with, and as a condition to, such termination, or (ii) in the case of Warner Bros.’ termination of the Netflix Merger Agreement, within three business days of such termination.
The foregoing description of the Netflix Merger Agreement is qualified in its entirety by reference to the full text of the Netflix Merger Agreement which is included as Annex A to the Warner Bros. Proxy

Statement. The Warner Bros. Proxy Statement also contains a more detailed summary of the terms of the Netflix Merger Agreement and additional related documents.
IF THE PROPOSED NETFLIX TRANSACTION IS APPROVED, YOU WILL LOSE THE OPPORTUNITY TO CONSIDER OUR OFFER BECAUSE WARNER BROS. WILL BE LOCKED IN TO THE TRANSACTION WITH NETFLIX.
IF YOU WANT TO PRESERVE YOUR OPPORTUNITY TO ACCEPT OUR SUPERIOR OFFER, VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY OR VOTING BY INTERNET OR TELEPHONE.
PARAMOUNT IS FULLY COMMITTED TO OUR OFFER AND IF WARNER BROS. STOCKHOLDERS VOTE “AGAINST” THE NETFLIX MERGER PROPOSAL AND THE OTHER SPECIAL MEETING PROPOSALS, PARAMOUNT STANDS READY TO IMMEDIATELY ENTER INTO A MERGER AGREEMENT WITH WARNER BROS. IN THE FORM INCLUDED IN OUR OFFER SO THAT YOU WILL HAVE THE BENEFIT OF OUR SUPERIOR TRANSACTION.
CERTAIN INFORMATION REGARDING PARAMOUNT AND PRINCE SUB
Paramount is the parent company of Paramount Global and Skydance, which combined on August 7, 2025.
Paramount is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Paramount Pictures, Paramount Television Studios, Nickelodeon, MTV, Comedy Central, BET, Paramount+, Pluto TV, Skydance Animation, Skydance Games and Skydance Sports. Paramount holds one of the industry’s most extensive libraries of television and film titles. In addition to offering innovative streaming services and digital video products, Paramount also provides powerful capabilities in production, distribution and advertising solutions.
Prince Sub is a wholly owned direct subsidiary of Paramount that was formed for the sole purpose of acquiring the Shares and consummating a subsequent merger of Prince Sub with and into Warner Bros. Prince Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Offer and the second-step merger.
Prince Sub was formed as a Delaware corporation on December 4, 2025. Prince Sub’s principal executive offices are located at 1515 Broadway, New York, New York 10036, and its telephone number is (212) 258-6000.
The names of the directors, executive officers and affiliates of Paramount and Prince Sub who may be considered to be participants in this proxy solicitation and certain other information are set forth on Schedule I hereto.
On October 2, 2025, Paramount Global, a subsidiary of Paramount, purchased 1,000 Shares on the open market for a purchase price of $19.1988 per Share, which represents less than one percent of the total Shares outstanding as of the Record Date. As of the date of this Proxy Statement, Ms. Barbara Byrne, a member of the Paramount Board, beneficially owns 1,927 Shares, inclusive of 1,205 Shares held by her spouse, Tom Byrne. The Shares beneficially owned by Ms. Barbara Byrne total less than one percent of the total Shares outstanding as of the Record Date.
Other than as set forth herein, none of Paramount, Prince Sub or any of the participants set forth on Schedule I hereto, or any associates of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposed Netflix Merger.
OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING
In addition to soliciting proxies for the Netflix Merger Proposal, the Warner Bros. Board is also soliciting proxies for the Compensation Proposal and the Conversion Proposal.

The Compensation Proposal:   A proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Warner Bros.’ named executive officers that is based on or otherwise relates to the Proposed Netflix Merger.
The Conversion Proposal:   A proposal to approve the Old Warner Bros. Conversion following the completion of the Holdco Merger in accordance with Section 251(g) of the DGCL and pursuant to an agreement and plan of merger and prior to the completion of the Warner Bros. Separation, including the adoption of the Warner Bros. Conversion Resolutions and the approval of the Limited Liability Company Agreement.
Because these other Special Meeting Proposals are designed to facilitate the approval of the Proposed Netflix Transaction and the adoption of the Netflix Merger Agreement, we recommend voting “AGAINST” all of the Special Meeting Proposals.
YOU CAN CAST YOUR VOTE WITH RESPECT TO ALL OF THE SPECIAL MEETING PROPOSALS ON OUR BLUE PROXY CARD. WE URGE YOU NOT TO RETURN ANY PROXY CARD THAT YOU RECEIVE FROM WARNER BROS. AND NETFLIX WITH RESPECT TO THE SPECIAL MEETING.
Other than as set forth above, Paramount is not currently aware of any other proposals to be brought before the Special Meeting. Should other proposals be brought before the Special Meeting, the persons named on the BLUE proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of Paramount as determined by Paramount in its sole discretion, in which event, such persons will vote on such proposals in their discretion.
VOTING PROCEDURES
To vote “AGAINST” the Netflix Merger Proposal, the Compensation Proposal and the Conversion Proposal, please sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person (via the Internet).
Date, Time and Place of the Special Meeting
The Special Meeting is scheduled to be held on March 20, 2026, at 8:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/WBD2026SM, unless adjourned or postponed to a later date.
Record Date for the Special Meeting and Voting Rights
The Record Date to determine who is entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof is 5:00 p.m. Eastern Time on February 4, 2026. According to the Warner Bros. Proxy Statement, as of the Record Date, there were 2,479,887,341 Shares issued and outstanding and entitled to vote at the Special Meeting. Each Warner Bros. stockholder is entitled to one vote for any matter properly brought before the Special Meeting for each Share such holder owned at the close of business on the Record Date. Only Warner Bros. stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting and any and all adjournments or postponements thereof.
As of the date of this Proxy Statement, Paramount Global, a subsidiary of Paramount, beneficially owns 1,000 Shares, which were acquired in open market transactions prior to the Record Date.
Matters to Be Considered at the Special Meeting
Proposal 1: Adoption of the Netflix Merger Agreement. To consider and vote on the Netflix Merger Proposal.
Proposal 2: Approval, on an Advisory (Non-Binding) Basis, of Certain Compensatory Arrangements with Warner Bros.’ Named Executive Officers. To consider and vote on the Compensation Proposal.

Proposal 3: Approval of the Old Warner Bros. Conversion. To consider and vote on the Conversion Proposal.
Paramount strongly urges all Warner Bros. stockholders to vote “AGAINST” each of the Netflix Merger Proposal, the Compensation Proposal and the Conversion Proposal.
Quorum; Abstentions and Broker Non-Votes
Quorum at the Special Meeting:   A quorum of Warner Bros. stockholders is necessary to conduct the Special Meeting. The presence at the Special Meeting, in person (via the Internet) or represented by proxy, of holders of a majority in total voting power of the outstanding Shares as of the Record Date will constitute a quorum for the transaction of business. All Shares present in person (via the Internet) or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Special Meeting.
Under the rules governing brokers’ discretionary authority, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the Netflix Merger Proposal, the Compensation Proposal and the Conversion Proposal. As a result, absent specific instructions from the beneficial owner of such Shares, banks, brokerage firms and other nominees are not empowered to vote those Shares on any of the Special Meeting Proposals at the Special Meeting. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such Shares.
Required Votes
The Netflix Merger Proposal
•
Approval of the Netflix Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Shares as of the Record Date. Assuming a quorum is present, abstentions from voting and failures to vote (including failure to return a proxy or to instruct your bank, brokerage firm or other nominee on how to vote your Shares) will have the same effect as a vote “AGAINST” the approval of the Netflix Merger Proposal.

We recommend you vote “AGAINST” the Netflix Merger Proposal.
The Compensation Proposal
•
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting in person (via the Internet) or are represented by proxy and, in either case, abstain from voting, and assuming a quorum is present, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Assuming a quorum is present, failures to vote will have no effect on the vote for the Compensation Proposal.

We recommend you vote “AGAINST” the Compensation Proposal.
The Conversion Proposal
•
Approval of the Conversion Proposal requires the affirmative vote of the holders of a majority of the outstanding Shares as of the Record Date. Assuming a quorum is present, abstentions from voting and failures to vote (including failure to return a proxy or to instruct your bank, brokerage firm or other nominee on how to vote your Shares) will have the same effect as a vote “AGAINST” the approval of the Conversion Proposal.

We recommend you vote “AGAINST” the Conversion Proposal.

Methods of Voting
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Special Meeting. Alternatively, you may vote by proxy by signing, dating and returning the proxy card, over the Internet or by telephone. Whether or not you plan to attend (via the Internet) the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote via the Internet. In such case, your previously submitted proxy will be disregarded.
•
To vote by proxy over the Internet, follow the instructions provided on the proxy card.

•
To vote by telephone, you may vote by proxy by calling the toll-free number found on the proxy card.

•
To vote by mail, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your Shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of Shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote (via the Internet) at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Your bank or broker cannot vote your Shares without instructions from you. If your Shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your Shares with instructions on how to vote the Shares. Please follow the voting instructions provided by the bank or broker. You may not vote Shares held in street name by returning a proxy card directly to us, or by voting over the Internet or by telephone, unless you provide a “legal proxy,” which you must obtain from your broker, bank, or other nominee. Your bank, broker or other nominee is obligated to provide you with a voting instruction form for you to use. A so called “broker non-vote” will result if your broker, bank or other nominee returns a proxy but does not provide instruction as to how Shares should be voted on a particular matter. Under the current rules governing brokers’ discretionary authority, brokers, banks or other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. All of the proposals currently expected to be voted on at the Special Meeting are non-routine matters under applicable stock market exchange rules for which brokers do not have discretionary authority to vote, and therefore it is not expected that there will be any broker non-votes at the Special Meeting. Further, brokers, banks or other nominees who hold Shares on behalf of their customers may not give a proxy to Warner Bros. to vote those Shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Failure to instruct your bank or broker how to vote will have: (i) the same effect as a vote “AGAINST” the approval of the Netflix Merger Proposal; (ii) the same effect as a vote “AGAINST” the approval of the Conversion Proposal; and (iii) no effect on the Compensation Proposal.
Revocability of Proxies
Any Warner Bros. stockholder giving a proxy has the right to revoke it before the proxy is voted at the Special Meeting by any of the following actions:
•
by sending a signed written notice of revocation to: (i) Paramount Skydance Corporation, Care of Okapi Partners LLC (“Okapi”), 1212 Avenue of the Americas, 17th Floor New York, NY 10036; or (ii) Warner Bros.’ secretary, provided such statement is received prior to the Special Meeting;

•
by voting again by Internet or telephone at a later time before the closing of the polls;

•
by submitting a properly signed proxy card with a later date; or

•
by attending (via the Internet) the Special Meeting, revoking your proxy and voting in person.

Execution or revocation of a proxy will not in any way affect the Warner Bros. stockholder’s right to attend the Special Meeting and vote in person (via the Internet).
YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY ATTENDING (VIA THE INTERNET) THE SPECIAL MEETING AND VOTING IN PERSON, BY SUBMITTING A DULY EXECUTED, LATER DATED PROXY BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD OR BY SUBMITTING A WRITTEN NOTICE OF REVOCATION TO EITHER (A) PARAMOUNT SKYDANCE CORPORATION, CARE OF OKAPI, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR NEW YORK, NY 10036 OR (B) THE PRINCIPAL EXECUTIVE OFFICES OF WARNER BROS. AT 230 PARK AVENUE SOUTH, NEW YORK, NY 10003. A REVOCATION MAY BE IN ANY WRITTEN FORM VALIDLY SIGNED BY THE RECORD HOLDER AS LONG AS IT CLEARLY STATES THAT THE PROXY PREVIOUSLY GIVEN IS NO LONGER EFFECTIVE. STOCKHOLDERS WHO HOLD THEIR SHARES IN A BANK OR BROKERAGE ACCOUNT WILL NEED TO NOTIFY THE PERSON RESPONSIBLE FOR THEIR ACCOUNT TO REVOKE OR WITHDRAW PREVIOUSLY GIVEN INSTRUCTIONS. WE REQUEST THAT A COPY OF ANY REVOCATION SENT TO WARNER BROS. OR ANY REVOCATION NOTIFICATION SENT TO THE PERSON RESPONSIBLE FOR A BANK OR BROKERAGE ACCOUNT ALSO BE SENT TO PARAMOUNT, CARE OF OKAPI, AT THE ADDRESS BELOW SO THAT PARAMOUNT MAY DETERMINE IF AND WHEN PROXIES HAVE BEEN RECEIVED FROM THE HOLDERS OF RECORD ON THE RECORD DATE NECESSARY TO APPROVE THE SPECIAL MEETING PROPOSALS. UNLESS REVOKED IN THE MANNER SET FORTH ABOVE, SUBJECT TO THE FOREGOING, DULY EXECUTED PROXIES IN THE FORM ENCLOSED WILL BE VOTED AT THE SPECIAL MEETING AS SET FORTH ABOVE.
DO NOT RETURN ANY PROXY CARD THAT YOU RECEIVE FROM WARNER BROS.   EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD FURNISHED BY WARNER BROS., YOU HAVE THE RIGHT, AND IT IS NOT TOO LATE, TO CHANGE YOUR VOTE BY INTERNET OR TELEPHONE OR BY SIMPLY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. ONLY YOUR LATEST DATED PROXY COUNTS.
Attending the Special Meeting (via the Internet)
According to the Warner Bros. Proxy Statement, all holders of Shares, including holders of record and stockholders who hold their Shares through banks, brokers, nominees or any other holder of record, are invited to attend the Special Meeting (via the Internet). Stockholders of record can vote electronically at the Special Meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor from the record holder of your Shares, such as a broker, bank or other nominee, to be able to vote electronically at the Special Meeting.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials, including annual reports, with respect to two or more stockholders sharing the same address by delivering a single copy of the documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. In accordance with these rules, only one set of documents will be delivered to multiple stockholders sharing an address unless Warner Bros. has received contrary instructions from one or more of the stockholders.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of this Proxy Statement by calling Toll Free: Okapi, (844) 343-2621.

WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEW CLEAR TO THE WARNER BROS. BOARD BY VOTING TODAY “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. A VOTE “AGAINST” THE NETFLIX MERGER PROPOSAL WILL NOT OBLIGATE YOU TO VOTE YOUR SHARES IN FAVOR OF ANY DEFINITIVE AGREEMENT PROVIDING FOR OUR OFFER.
BY EXECUTING THE BLUE PROXY CARD, YOU ARE AUTHORIZING THE PERSONS NAMED AS PROXIES TO REVOKE ALL PRIOR PROXIES ON YOUR BEHALF. If you have any questions or require any assistance in voting your Shares, please contact:
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 343-2621
E-mail: info@okapipartners.com
APPRAISAL RIGHTS
Warner Bros. stockholders are entitled to appraisal rights in connection with the Proposed Netflix Merger. In order to properly exercise your appraisal rights in connection with the Proposed Netflix Merger you must vote “AGAINST” the Netflix Merger Proposal at the Special Meeting. We urge all Warner Bros. stockholders to exercise their appraisal rights, which entitle Warner Bros. stockholders who have properly exercised these rights to the fair value of their Shares. If the Warner Bros. Board continues to refuse to negotiate with us, the Netflix Merger Proposal is approved and the Proposed Netflix Merger is consummated, appraisal is the only way to capture the value included in our Offer. The procedures for properly exercising appraisal rights in connection with the Proposed Netflix Merger are set forth in the Warner Bros. Proxy Statement. Please consult your legal advisor before exercising appraisal rights.
SOLICITATION OF PROXIES
Except as set forth below, we will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee for the solicitation of proxies in connection with this solicitation.
Proxies will be solicited by mail, telephone, facsimile, the Internet, e-mail, newspapers and other publications of general distribution and in person. Directors, officers and certain employees of Paramount and the other potential participants listed on Schedule I hereto may assist in the solicitation of proxies without any additional remuneration (except as otherwise set forth in this Proxy Statement).
We have retained Okapi for solicitation and advisory services in connection with the Special Meeting, for which Okapi will receive a fee in an amount not expected to exceed $1.8 million in connection with the solicitation of proxies for the Special Meeting. We have also agreed to reimburse Okapi for reasonable and documented out-of-pocket expenses and to indemnify Okapi against certain liabilities and expenses, including reasonable and documented legal fees and related charges. Okapi will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders. We will bear the entire expense of soliciting proxies for the Special Meeting by or on behalf of Paramount.
If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a proxy, please contact Okapi at the address or phone number specified above.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains both historical and forward-looking statements, including statements related to Paramount’s future financial results and performance, potential achievements, anticipated reporting segments and industry changes and developments. All statements that are not statements of historical fact are, or may be deemed to be, “forward-looking statements”. Similarly, statements that describe Paramount’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect Paramount’s current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause Paramount’s actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: the outcome of the Offer or any discussions between Paramount and Warner Bros. with respect to a possible transaction (including, without limitation, by means of the Offer, the “Potential Transaction”), including the possibility that the Offer will not be successful, that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; the conditions to the completion of the Potential Transaction or the Proposed Netflix Transaction, including the receipt of any required stockholder and regulatory approvals for either transaction; the proposed financing for the Potential Transaction; the indebtedness Paramount expects to incur in connection with the Potential Transaction and the total indebtedness of the combined company; the possibility that Paramount may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate the operations of Warner Bros. with those of Paramount, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the Potential Transaction; risks related to Paramount’s streaming business; the adverse impact on Paramount’s advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to Paramount’s decisions to make investments in new businesses, products, services and technologies, and the evolution of Paramount’s business strategy; the potential for loss of carriage or other reduction in, or the impact of negotiations for, the distribution of Paramount’s content; damage to Paramount’s reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting Paramount’s businesses generally, including tariffs and other changes in trade policies; the inability to hire or retain key employees or secure creative talent; disruptions to Paramount’s operations as a result of labor disputes; the risks and costs associated with the integration of, and Paramount’s ability to integrate, the businesses of Paramount Global and Skydance successfully and to achieve anticipated synergies; volatility in the prices of Paramount’s Class B Common Stock; potential conflicts of interest arising from Paramount’s ownership structure with a controlling stockholder; and other factors described in Paramount’s news releases and filings with the SEC, including but not limited to Paramount’s most recent Annual Report on Form 10-K and Paramount’s reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that Paramount does not currently view as material or that are not necessarily known. The forward-looking statements included in this Proxy Statement are made only as of the date hereof, and Paramount does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
OTHER INFORMATION
The information concerning Warner Bros., Netflix and the Proposed Netflix Transaction contained herein has been taken from, or is based upon, publicly available documents filed with the SEC by Warner Bros. and Netflix and other publicly available information, including the Warner Bros. Proxy Statement. Although we have no knowledge that would indicate that statements relating to Warner Bros., Netflix or the Proposed Netflix Transaction contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of Warner Bros., were not involved in the preparation of such information and statements and are not in a position to verify any such information or statements. We take no responsibility for the accuracy or completeness of any information contained in or excerpted from any such publicly available materials, including the Warner Bros. Proxy Statement.
Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted certain information regarding the following matters from this Proxy Statement and reference is made to the Warner Bros. Proxy Statement for such additional information regarding those matters: the Netflix Merger Agreement, the Proposed Netflix Transaction, financial information regarding Netflix, Warner Bros. and the Proposed Netflix Transaction, compensation plans and interest of Warner Bros.’ directors and executive officers in the Proposed Netflix Transaction, the proposals to be voted upon at the Special Meeting, the Shares, the beneficial ownership of Shares by Warner Bros.’ directors, executive officers and the principal holders thereof, certain information about Warner Bros. and Netflix, other information concerning Warner Bros.’ management, the deadline and procedures for submitting nominations or proposals for consideration at the next annual meeting of stockholders of Warner Bros. and certain other matters regarding Warner Bros. and the Special Meeting.
Warner Bros. files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings made with the SEC are available to the public through the website maintained by the SEC at https://www.sec.gov or from commercial document retrieval services.
The information in this Proxy Statement concerning our Offer is taken from, and qualified in its entirety by reference to, the full text of the Offer to Purchase and the Letter of Transmittal.
THIS PROXY STATEMENT RELATES SOLELY TO THE SOLICITATION OF PROXIES WITH RESPECT TO THE PROPOSED NETFLIX TRANSACTION AND IS NOT A SOLICITATION OF PROXIES WITH RESPECT TO OUR OFFER OR A REQUEST FOR THE TENDER OF SHARES IN OUR OFFER. OUR OFFER IS BEING MADE ONLY BY MEANS OF AN OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.
VOTE “AGAINST” EACH OF THE SPECIAL MEETING PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD OR VOTING BY INTERNET OR TELEPHONE. You may mail the proxy card in the postage-paid envelope provided; no postage is necessary if your proxy card is mailed in the United States.
DO NOT RETURN ANY PROXY CARD THAT YOU RECEIVE FROM WARNER BROS.. EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD FURNISHED BY WARNER BROS., YOU HAVE THE RIGHT AND IT IS NOT TOO LATE TO CHANGE YOUR VOTE BY INTERNET OR TELEPHONE OR BY SIMPLY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. ONLY YOUR LATEST-DATED PROXY COUNTS.
IF A WARNER BROS. STOCKHOLDER RETURNS A BLUE PROXY CARD THAT IS SIGNED, DATED AND NOT MARKED WITH RESPECT TO A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE VOTED “AGAINST” THE NETFLIX MERGER PROPOSAL OR THE CONVERSION PROPOSAL, AS APPLICABLE, AND TO NOT HAVE HAD ANY EFFECT ON THE VOTE OF THE COMPENSATION PROPOSAL.
WARNER BROS. STOCKHOLDERS ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER. IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED NETFLIX MERGER, YOU MUST VOTE “AGAINST” THE NETFLIX MERGER PROPOSAL AT THE SPECIAL MEETING. WE URGE ALL WARNER BROS. STOCKHOLDERS TO EXERCISE THEIR APPRAISAL RIGHTS, WHICH ENTITLE WARNER BROS. STOCKHOLDERS WHO HAVE PROPERLY EXERCISED THESE RIGHTS TO THE FAIR VALUE OF THEIR SHARES. IF THE WARNER BROS. BOARD CONTINUES TO REFUSE TO NEGOTIATE WITH US, THE NETFLIX MERGER PROPOSAL IS APPROVED AND THE PROPOSED NETFLIX MERGER IS CONSUMMATED, APPRAISAL IS THE ONLY WAY TO CAPTURE THE VALUE INCLUDED IN OUR OFFER. THE PROCEDURES FOR PROPERLY EXERCISING APPRAISAL RIGHTS IN

CONNECTION WITH THE PROPOSED NETFLIX MERGER ARE SET FORTH IN THE WARNER BROS. PROXY STATEMENT. PLEASE CONSULT YOUR LEGAL ADVISOR BEFORE EXERCISING APPRAISAL RIGHTS.
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
Paramount Skydance Corporation
Prince Sub Inc.
February 17, 2026
IMPORTANT VOTING INFORMATION
1.   If your Shares are held in your own name, please sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided.
2.   If your Shares are held in “street name,” only your broker, bank or other nominee can vote your Shares and only upon receipt of your specific instructions. If your Shares are held in “street name,” return the enclosed BLUE proxy card in the envelope provided, or contact the person responsible for your account to vote on your behalf and to ensure that a BLUE proxy card is submitted on your behalf.
3.   Do not sign or return any proxy card you may receive from Warner Bros.. If you have already submitted a proxy card, it is not too late to change your vote — simply sign, date and return the BLUE proxy card. Only your latest dated proxy will be counted.
4.   Only the Warner Bros. stockholders of record as of the close of business on the Record Date (February 4, 2026) are entitled to vote at the Special Meeting. We urge each stockholder to ensure that the holder of record of his or her Shares signs, dates, and returns the enclosed BLUE proxy card as soon as possible.
If you have any questions or require any assistance in voting your Shares, please contact:
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 343-2621
E-mail: info@okapipartners.com
THIS PROXY IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF WARNER BROS. PARAMOUNT AND PRINCE SUB HAVE FILED WITH THE SEC THE SCHEDULE TO CONTAINING THE OFFER TO PURCHASE, FORM OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS RELATING TO OUR OFFER. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT OUR OFFER, AND THE WARNER BROS. STOCKHOLDERS ARE URGED TO READ THEM. PARAMOUNT AND PRINCE SUB WILL PREPARE AND FILE WITH THE SEC A DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED NETFLIX MERGER AND OTHER RELATED MATTERS AND MAY FILE OTHER PROXY SOLICITATION MATERIAL IN CONNECTION THEREWITH. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY SOLICITATION MATERIAL WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. EACH SUCH PROXY STATEMENT WILL BE FILED WITH THE SEC. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF ANY DOCUMENTS FILED BY PARAMOUNT WITH THE SEC AT

THE SEC’S WEBSITE (WWW.SEC.GOV) OR BY DIRECTING SUCH REQUESTS TO OKAPI, THE INFORMATION AGENT FOR OUR OFFER, AT (844) 343-2621 (TOLL FREE FOR STOCKHOLDERS) OR (212) 297-0720 (COLLECT FOR BANKS AND BROKERS).

SCHEDULE I
INFORMATION CONCERNING DIRECTORS, OFFICERS AND AFFILIATES OF PARAMOUNT AND PRINCE SUB WHO MAY BE PARTICIPANTS
Directors and Officers of Paramount Who May Be Participants
The following tables set forth the name and present principal occupation or employment of each director and executive officer of Paramount who may be a participant in the solicitation. Unless otherwise indicated, the current business address of each person is 1515 Broadway, New York, New York 10036. Unless otherwise indicated, each such person is a citizen of the United States, and each occupation set forth opposite an individual’s name refers to employment with Paramount.
BOARD OF DIRECTORS
Name
David Ellison	John L. Thornton
Jeffrey Shell	Barbara Byrne
Gerald Cardinale	Justin Hamill
Andrew Brandon-Gordon	Sherry Lansing
Paul Marinelli	Andrew Campion
Safra Catz
EXECUTIVE OFFICERS
Name	Present Principal Occupation or Employment
David Ellison	Chief Executive Officer
Jeffrey Shell	President
Dennis Cinelli	Chief Financial Officer
Andrew Brandon-Gordon	Chief Strategy Officer and Chief Operating Officer
Makan Delrahim	Chief Legal Officer
Directors and Officers of Prince Sub Who May Be Participants
The following tables set forth the name and present principal occupation or employment of each director and executive officer of Prince Sub who may be a participant in the solicitation. Unless otherwise indicated, the current business address of each person is 1515 Broadway, New York, New York 10036. Unless otherwise indicated, each such person is a citizen of the United States, and each occupation set forth opposite an individual’s name refers to employment with Paramount.
BOARD OF DIRECTORS
Name
Katherine M. Gill-Charest
Jeffrey Shell
Andrew Brandon-Gordon
Dennis K. Cinelli

Sch I-1

EXECUTIVE OFFICERS
Name	Present Principal Occupation or Employment
Katherine M. Gill-Charest	Executive Vice President, Controller and Chief Accounting Officer
Jeffrey Shell	President
Andrew Brandon-Gordon	Executive Vice President, Chief Strategy Officer and Chief Operating Officer
Dennis K. Cinelli	Chief Financial Officer
Makan Delrahim	Chief Legal Officer
Affiliates of Paramount and Prince Sub Who May Be Participants
The following table sets forth the name of each affiliate of Paramount and Prince Sub who may be a participant in the solicitation.
AFFILIATES
Name
Lawrence J. Ellison
RedBird Capital Management
The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended

Sch I-2

SCHEDULE II
SECURITY OWNERSHIP OF WARNER BROS. DISCOVERY, INC. PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following tables are based on information set forth in Warner Bros.’ proxy statement on Schedule 14A filed with the SEC on February 17, 2026.
The following table sets forth the beneficial ownership of the Shares as of December 31, 2025 for the following: (i) each member of the Warner Bros. Board; (ii) each named executive officer of Warner Bros.; and (iii) all directors and executive officers of Warner Bros. as a group.
Name of Beneficial Owner(1)	Executive Officers and Directors Shares of Warner Bros. Series A Common Stock Beneficially Owned	Percentage Ownership of Outstanding Warner Bros. Series A Common Stock
David M. Zaslav	11,157,417(2)	<1%
Gunnar Wiedenfels	961,972(3)	<1%
Bruce L. Campbell	1,679,792(4)	<1%
Jean-Briac Perrette	2,058,852	<1%
Gerhard Zeiler	1,145,803	<1%
Samuel A. Di Piazza, Jr.	41,886(5)	<1%
Richard W. Fisher	46,718	<1%
Paul A. Gould	717,198	<1%
Debra L. Lee	43,045	<1%
Joseph M. Levin	—	<1%
Anton J. Levy	925,000	<1%
Kenneth W. Lowe	1,077,834(6)	<1%
Fazal F. Merchant	106,539	<1%
Anthony J. Noto	18,235	<1%
Paula A. Price	—	<1%
Daniel E. Sanchez	20,054	<1%
Geoffrey Y. Yang	176,400(7)	<1%
All 20 current directors and executive officers as a group	20,513,215	<1%

(1)
The address of each beneficial owner presented in the table is c/o Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, NY 10003.

(2)
Includes 153 Shares held by Mr. Zaslav’s spouse.

(3)
Includes 14,140 Shares held in UTMA accounts for Mr. Wiedenfels’ children, of which Mr. Wiedenfels is the custodian.

(4)
Includes 145,418 Shares held in an LLC through a grantor retained annuity trust, of which Mr. Campbell is the settlor and trustee, and 209,700 Shares held by a trust, of which Mr. Campbell’s spouse is the trustee for the benefit of Mr. Campbell’s children.

(5)
Includes 3,443 Shares held by Mr. Di Piazza’s spouse.

(6)
Includes 793 Shares held by a trust, of which Mr. Lowe is a trustee and beneficiary.

(7)
Includes (i) 98,285 Shares held in limited partnerships and (ii) 169 Shares held in Mr. Yang’s mother’s trust account, of which Mr. Yang has power of attorney.

Sch II-1

The following table sets forth the beneficial ownership of the Shares as of December 31, 2025 for each person who is known by Warner Bros. to beneficially own more than 5% of the outstanding Shares.
Name of Beneficial Owner	5% Stockholders Shares of Warner Bros. Series A Common Stock Beneficially Owned	Percentage Ownership of Outstanding Warner Bros. Series A Common Stock
BlackRock, Inc.(8)	154,407,752(11)	6.2%
State Street Corporation(9)	169,452,466(12)	6.8%
The Vanguard Group(10)	281,212,937(13)	11.4%

(8)
Has a principal business address at 50 Hudson Yards, New York, NY 10001.

(9)
Has a principal business address at 1 Congress Street, Boston, MA 02114.

(10)
Has a principal business address at 100 Vanguard Boulevard, Malvern PA 19355

(11)
Based upon information supplied by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC relating to Warner Bros. on January 29, 2024. According to the Schedule 13G/A, BlackRock had sole voting power over 140,377,720 Shares and sole dispositive power over 154,407,752 Shares. BlackRock is deemed to be the beneficial owner of Shares as a result of acting as a parent holding company on behalf of certain subsidiaries, none of which beneficially own 5% or greater Shares.

(12)
Based upon information supplied by State Street Corporation (“State Street”) in a Schedule 13G filed with the SEC relating to Warner Bros. on May 13, 2025. According to the Schedule 13G, State Street had shared voting power over 130,650,178 Shares and shared dispositive power over 168,711,057 Shares. State Street is deemed to be the beneficial owner of Shares as a result of acting as a parent holding company.

(13)
Based upon information supplied by The Vanguard Group (“Vanguard”) in a Schedule 13G/A filed with the SEC relating to Warner Bros. on October 31, 2025. According to the Schedule 13G/A, Vanguard had shared voting power over 14,446,722 Shares, sole dispositive power over 258,003,216 Shares and shared dispositive power over 23,209,721 Shares. Vanguard is deemed to be the beneficial owner of Shares as a result of acting as investment adviser.

IMPORTANT
If your Shares are held in your own name, please use the BLUE proxy card to vote by Internet or telephone or sign, date and return the enclosed BLUE proxy card today. If your Shares are held through a broker, a bank or other nominee in “street name,” only your broker, bank or other nominee can vote your shares and only upon receipt of your specific instructions. Please return the enclosed BLUE voting instruction form in the envelope provided or contact the person responsible for your account to ensure that a BLUE proxy card is voted on your behalf. If your broker, bank or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions to do so will be included on the enclosed BLUE voting instruction form.
We urge you not to sign or return any proxy card you may receive from Warner Bros., even as a protest vote against the Proposed Netflix Transaction. If you have any questions or require any assistance in voting your Shares, please contact:
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 343-2621
E-mail: info@okapipartners.com

Sch II-2

BLUE PROXY CARDWARNER BROS. DISCOVERY, INC.2026 SPECIAL MEETING OF STOCKHOLDERS MARCH 20, 2026THIS PROXY IS SOLICITED BY PARAMOUNT SKYDANCE CORPORATION IN OPPOSITION TO THE PROPOSED COMBINATION OF WARNER BROS. DISCOVERY, INC. AND NETFLIX, INC. AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF WARNER BROS. DISCOVERY, INC.The undersigned hereby appoints Stephanie McKinnon and Bruce Goldfarb, and each of them (in each case with the power to act without the other), with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of Series A Common Stock of Warner Bros. Discovery, Inc., that the undersigned would be entitled to vote at the 2026 Special Meeting of Stockholders of Warner Bros. Discovery, Inc., including any adjournments or postponements thereof.IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, THIS PROXY WILL BE VOTED “AGAINST” PROPOSALS 1, 2 AND 3.The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2026 Special Meeting of Stockholders.CONTINUED AND TO BE SIGNED ON REVERSE SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED

BLUE PROXY CARD[X] Please mark vote as in this example Paramount Skydance Corporation recommends you vote “AGAINST” Proposals 1, 2 and 3.Dated: (Signature)(Signature if held jointly) (Title)WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. ALL HOLDERS MUST SIGN. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME BY DULY AUTHORIZED OFFICER. 1.To adopt the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2026, as it may be amended from time to time, by and among Warner Bros., Netflix, Inc., a Delaware corporation (“Netflix”), Nightingale Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Netflix (“Nightingale Merger Sub”), and New Topco 25, Inc., a Delaware corporation and a wholly owned subsidiary of Warner Bros. (“Newco”), pursuant to which, among other things, at the effective time of the Proposed Netflix Merger, Nightingale Merger Sub will merge with and into Newco, with Newco surviving as a wholly owned subsidiary of Netflix (the “Proposed Netflix Merger”).FORAGAINSTABSTAIN .To approve the conversion of Old Warner Bros. (as defined below) from a Delaware corporation into a Delaware limited liability company (the “Old Warner Bros. Conversion”) following the completion of the merger of a newly formed Delaware corporation and wholly owned subsidiary of Newco with and into Warner Bros. (the surviving entity in such merger, “Old Warner Bros.”) in accordance with Section 251(g) of the General Corporation Law of the State of Delaware and pursuant to an agreement and plan of merger and prior to the completion of the Warner Bros. Separation (as defined in the proxy statement provided with this proxy), including the adoption of the Warner Bros. resolutions approving the Old Warner Bros. Conversion and the approval of the Limited Liability Company Agreement for Old Warner Bros. following the Old Warner Bros. Conversion.FORAGAINSTABSTAIN 3.To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Warner Bros.’ named executive officers that is based on otherwise relates to the Proposed Netflix Merger.FORAGAINSTABSTAIN PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDEDElectronic Voting InstructionsYou can vote by internet or telephone! Available 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time the day before the Special Meeting date.Vote by Internet-Log on to the internet and go to www.okapivote.com/WBD2026S-Follow the steps outlined on the secured website.Vote by Telephone-At no charge to you, call toll-free (866) 494-4435 within the USA, US territories & Canada any time on a touch tone telephone.ORVote by Mail-Sign, date and return the BLUE proxy card using the prepaid envelope provided.